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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Apache Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF APACHE CORPORATION:

The 2007 annual meeting of stockholders of Apache Corporation, a Delaware corporation, will be held on Wednesday, May 2, 2007, at 10:00 a.m. (Houston time), at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

1.	Election of four directors to serve until the Company’s annual meeting in 2010;

2.	Approval of the 2007 Omnibus Equity Compensation Plan;

3.	Consideration of a stockholder proposal, if presented at the meeting; and

4.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock as of the close of business on March 13, 2007 are entitled to notice of, and to vote at, the annual meeting. The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Apache stockholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

It is important that your shares are represented at the meeting. We encourage you to designate the proxies named on the enclosed proxy card to vote your shares on your behalf and per your instructions. This action does not limit your right to vote in person or to attend the meeting.

By order of the Board of Directors

APACHE CORPORATION

C. L. Peper
Corporate Secretary

Houston, Texas
March 30, 2007

Proxy Statement Table of Contents

Note:	Throughout this proxy statement, references to the “stock split” relate to the two-for-one stock split of Apache common stock distributed in shares of common stock on January 14, 2004, to stockholders of record on December 31, 2003, and references to the “stock dividends” relate to the five-percent stock dividend on Apache common stock distributed in shares of common stock on April 2, 2003, to stockholders of record on March 12, 2003, and to the ten-percent stock dividend on Apache common stock distributed in shares of common stock on January 21, 2002, to stockholders of record on December 31, 2001.

APACHE CORPORATION
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400

March 30, 2007

PROXY STATEMENT

General

This proxy statement contains information about the 2007 annual meeting of stockholders of Apache Corporation. In this proxy statement “Apache” and “the Company” both refer to Apache Corporation. This proxy statement and the enclosed proxy card are being mailed to you by the Company’s board of directors starting on or about March 30, 2007.

Purpose of the Annual Meeting

At the Company’s annual meeting, stockholders will vote on the election of directors, approval of the 2007 Omnibus Equity Compensation Plan, a stockholder proposal as outlined in the accompanying Notice of Meeting, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting. There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

Who Can Vote

Only stockholders of record holding shares of Apache common stock at the close of business on the record date, March 13, 2007, are entitled to receive notice of the annual meeting and to vote the shares of Apache common stock they held on that date. As of February 28, 2007, there were 331,068,988 shares of Apache common stock issued and outstanding. Holders of Apache common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

Apache currently has outstanding one series of preferred stock — the 5.68% Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”). The holders of the depositary shares, each representing 1/10th of a share of Series B Preferred Stock, are not entitled to any voting rights, except under certain circumstances relating to non-payment of dividends on the Series B Preferred Stock. As of the date of this proxy statement, all dividend payments on the Series B Preferred Stock were current.

How to Vote

If your shares of Apache common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares.

If you hold shares of Apache common stock in your own name (as a “stockholder of record”), you may give instructions on how your shares are to be voted by:

•	using the toll-free telephone number or internet voting site listed on the enclosed proxy card. Specific directions for using the telephone and internet voting systems are shown on the proxy card.

•	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

When using telephone or internet voting, the systems verify that you are a stockholder through the use of a company number for Apache and a unique control number for you. If you vote by telephone or internet, please do not mail the enclosed proxy card.

Whichever of these methods you use to transmit your instructions, your shares of Apache common stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote, your shares will be voted FOR the election of the nominees for director and approval of the 2007 Omnibus Equity Compensation Plan, and AGAINST the stockholder proposal. If other matters of business not presently known are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

Voting 401(k) Plan Shares

If you are an employee or former employee participating in the Apache 401(k) Savings Plan and have shares of Apache common stock credited to your plan account as of the record date, such shares are shown on the enclosed proxy card and you have the right to direct the plan trustee regarding how to vote those shares. The trustee for the 401(k) plan is Fidelity Management Trust Company.

The trustee will vote the shares in your plan account in accordance with your instructions. If you do not send instructions (by voting your shares as provided above under “How to Vote”) or if your proxy card is not received by April 30, 2007, the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the meeting, or by filing a written revocation with Apache’s corporate secretary. Your attendance at the annual meeting with not automatically revoke your proxy.

Quorum and Votes Needed

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Apache common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted. In December 2006, the Company’s bylaws were amended to provide for the election of directors by majority vote. Thus, the affirmative vote of a majority of the votes cast at the annual meeting is required for the election of directors. Similarly, for the 2007 Omnibus Equity Compensation Plan and the stockholder proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on such matters will be required for approval.

How the Votes are Counted

Representatives of Wells Fargo Bank, N.A. will tabulate the votes and act as inspectors of election. A properly signed proxy marked to “abstain” with respect to the election of one or more directors will be counted for quorum purposes but not for voting purposes. A properly signed proxy marked “abstain” with respect to the 2007 Omnibus Equity Compensation Plan or the stockholder proposal will be counted for quorum purposes but not for purposes of voting to approve, and such abstention will have the effect of a vote against the plan or the stockholder proposal.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may or may not have discretionary authority to vote certain shares of Apache common stock on a matter. Thus, if you do not give your broker or nominee specific instructions, your shares may or may not be voted on a matter to be acted upon and, if not voted, will not be counted in determining the number of shares necessary for approval. However, the shares of Apache common stock represented by such “broker non-votes” will be counted for quorum purposes.

ELECTION OF DIRECTORS
(ITEM NOS. 1-4 ON PROXY CARD)

The Company’s certificate of incorporation provides that, as near as numerically possible, one-third of the directors shall be elected at each annual meeting of stockholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors.

The present terms of directors Eugene C. Fiedorek, Patricia Albjerg Graham, F. H. Merelli, and Raymond Plank will expire at the 2007 annual meeting. Mr. Fiedorek, Dr. Graham, Mr. Merelli, and Mr. Plank have been recommended by the Company’s corporate governance and nominating committee and nominated by the board of directors for election by the stockholders to an additional three-year term. If elected, Mr. Fiedorek, Dr. Graham, Mr. Merelli, and Mr. Plank will serve beginning upon election until the annual meeting of stockholders in 2010.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than four nominees. The board of directors knows of no nominee for director who is unwilling or unable to serve.

NOMINEES FOR ELECTION AS DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

Director
Since

EUGENE C. FIEDOREK, 75, is a private investor. Formerly, he was managing director of EnCap Investments L.C., a Dallas, Texas, energy investment banking firm, from 1988 until March 1999, when EnCap was acquired by El Paso Energy. Mr. Fiedorek was the managing director of the Energy Banking Group of First RepublicBank Corp. in Dallas, Texas, from 1978 to 1988. At Apache, he is a member of the audit committee.	1988

PATRICIA ALBJERG GRAHAM, 71, joined the Company’s board of directors in September 2002. She is the Charles Warren Research Professor Emerita of the History of American Education at Harvard University. Dr. Graham joined the faculty of Harvard Graduate School of Education in 1974, and was its dean from 1982 to 1991. From 1991 to 2000, she served as president of the Spencer Foundation, which supports research into educational improvement. Dr. Graham is a director of Rural School Community Trust, the Center for Advanced Study in the Behavioral Sciences, Central European University, the Higher Education Support Sub-Board of the Open Society Institute, The Fund for Teachers, a Texas non-profit corporation, Smolny College of St. Petersburg State University, Russia, and the Josiah Macy, Jr. Foundation. At Apache, she is a member of the corporate governance and nominating committee.
2002

F. H. MERELLI, 70, became chairman of the board, chief executive officer, president, and a director of Cimarex Energy Co., a Denver, Colorado independent oil and gas exploration and production company, on September 30, 2002, upon the acquisition by Cimarex of Key Production Company, Inc. and the exploration and production division of Helmerich & Payne, Inc. He was chairman of the board and chief executive officer of Key from 1992 until October 2002, and served as Key’s president from 1992 to September 1999 and from March 2002 to October 2002. Formerly, Mr. Merelli served as Apache’s president and chief operating officer from 1988 to 1991. Prior to that, he was president of Terra Resources, Inc., a Tulsa, Oklahoma oil and gas company, from 1979 to 1988. At Apache, Mr. Merelli is a member of the audit committee and the executive committee.
1997

RAYMOND PLANK, 84, has been chairman of the Company’s board of directors since 1979, having served as the company’s chief executive officer from 1966 until May 2002, and president from 1954 to 1979. Mr. Plank is a trustee of Ucross Foundation, a Wyoming non-profit corporation, and founder and a director of The Fund for Teachers, a Texas non-profit corporation. He founded the Company and is a member of the executive committee.	1954

CONTINUING DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, for each continuing member of the board of directors whose term is not expiring at the 2007 annual meeting is set forth below. Unless otherwise stated, the principal occupation of each director has been the same for the past five years.

	Director	Term
	Since	Expires

FREDERICK M. BOHEN, 69, is senior advisor to the president of The Rockefeller University, following his retirement as executive vice president and chief operating officer of The Rockefeller University in November 2005, having served in those capacities from February 2002, and from 1990 through September 1999. He was senior vice president of Brown University from 1983 to 1990, and served as vice president of finance and operations at the University of Minnesota from 1981 to 1983. Mr. Bohen was with the U.S. Department of Health and Human Services as assistant secretary for management and budget from 1977 to 1981. He is a director of American Council of Learned Societies and a member of its executive committee. Mr. Bohen is also a director of the Polish American Freedom Foundation and chairman of its investment committee, a director and treasurer of the TEAK Fellowship, a not-for-profit organization that mentors and assists gifted adolescent children from disadvantaged circumstances, and non-executive chairman of the board of The Fund for Teachers, a Texas non-profit corporation. At Apache, he is chairman of the management development and compensation committee and chairman of the stock option plan committee.
	1981	2009

G. STEVEN FARRIS, 59, was appointed president, chief executive officer and chief operating officer in May 2002, having been president and chief operating officer of the Company since May 1994. He was senior vice president of the Company from 1991 to 1994, and vice president - exploration and production from 1988 to 1991. Prior to joining Apache, Mr. Farris was vice president of finance and business development for Terra Resources, Inc., a Tulsa, Oklahoma oil and gas company, from 1983 to 1988. He is U.S. Chairman of the U.S.-Egypt Business Council and is a member of the Board of Visitors of M.D. Anderson Cancer Center, Houston, Texas. At Apache, Mr. Farris is a member of the executive committee.
	1994	2008

RANDOLPH M. FERLIC, 70, retired in December 1993 from his practice as a thoracic and cardiovascular surgeon. He is the founder of Surgical Services of the Great Plains, P.C., and served as its president from 1974 to 1993. Dr. Ferlic has been a Regent of the University of Nebraska since November 2000, and is chairman of its audit committee. He serves as a director of the Nebraska Medical Center and chairman of its audit committee, as well as commissioner for the Midwestern Higher Education Compact. At Apache, Dr. Ferlic is chairman of the audit committee and a member of the executive committee.	1986	2008

	Director	Term
	Since	Expires

A. D. FRAZIER, JR., 62, became chairman and chief executive officer of Danka Business Systems PLC, St. Petersburg, Florida, effective March 14, 2006. He is also chairman of WolfCreek Broadcasting, Inc. and was of Counsel with the law firm of Balch & Bingham LLP, Atlanta, Georgia, from January 2005 to March 2006. Mr. Frazier retired as a director, president and chief operating officer of Caremark Rx, Inc., a publicly-traded pharmacy benefit management company, in March 2004 having served in that role since August 2002. From March 2001 until August 2002, he was chairman and chief executive officer of the Chicago Stock Exchange. Mr. Frazier had been a global partner of AMVESCAP PLC, a London-based independent global investment management firm and the parent company of INVESCO, Inc., from 1997 to March 2001, having served INVESCO as president and chief executive officer of its U.S. institutional business from 1997 to December 2000, and executive vice president from 1996 to 1997. From October 2004 until its sale in January 2007, he was a director and chairman of the board of Gold Kist, Inc., Atlanta, Georgia, an integrated chicken production, processing and marketing company. At Apache, Mr. Frazier is a member of the management development and compensation committee and the stock option plan committee.
	1997	2008

JOHN A. KOCUR, 79, is engaged in the private practice of law. He served as vice chairman of the Company’s board of directors from 1988 to 1991. Mr. Kocur was employed by the Company from 1969 until his retirement in 1991, and served as the Company’s president from 1979 to 1988. At Apache, he is chairman of the executive committee and a member of the management development and compensation committee.	1977	2008

GEORGE D. LAWRENCE, 56, is a private investor, and joined the Company’s board of directors in May 1996. Formerly, he was president, chief executive officer and a director of The Phoenix Resource Companies, Inc. from 1990 until May 1996, when Phoenix became a wholly-owned subsidiary of Apache. Mr. Lawrence is non-executive chairman of Ucross Foundation, a Wyoming non-profit corporation, and non-executive chairman of Springboard - Educating the Future, a Texas non-profit corporation, serving in those capacities without compensation. At Apache, he is a member of the executive committee and the management development and compensation committee.
	1996	2009

RODMAN D. PATTON, 63, joined the Company’s board of directors in December 1999. Mr. Patton has nearly 30 years experience in oil and gas investment banking and corporate finance activity, most recently serving as managing director of the Merrill Lynch Energy Group from 1993 until April 1999. Previously, he was with The First Boston Corporation (later Credit Suisse First Boston) and Eastman Dillon, Union Securities (later Blyth Eastman Dillon). Mr. Patton is a director of Valero GP, LLC, San Antonio, Texas, and is chairman of its audit committee and a member of its compensation committee. Valero GP, LLC is the general partner of Valero LP, owner and operator of crude oil and refined products pipeline, terminalling, and storage assets. At Apache, Mr. Patton is a member of the audit committee.
	1999	2009

Director	Term
Since	Expires

CHARLES J. PITMAN, 64, joined the Company’s board of directors in May 2000. He retired from BP Amoco plc in late 1999, having served as regional president — Middle East/Caspian/Egypt/India. Prior to the merger of British Petroleum and Amoco Corporation in 1998, Mr. Pitman held a variety of executive positions at Amoco. He is the sole member of Shaker Mountain Energy Associates LLC, a consulting company formed in September 1999, and non-executive director of Urals Energy Public Company Limited, an independent oil exploration and production company operating in Russia. At Apache, Mr. Pitman is chairman of the corporate governance and nominating committee.
2000	2009

JAY A. PRECOURT, 69, rejoined the Company’s board of directors in February 2003, having been a member of the Company’s board from July 1992 to August 1995. He is chairman of the board and chief executive officer of Hermes Consolidated, Inc., a Denver, Colorado gatherer, transporter, and refiner of crude oil and crude oil products. From 2000 until its sale in August 2005, Mr. Precourt was chairman of the board and chief executive officer of ScissorTail Energy, LLC, a Denver, Colorado gatherer, transporter, and processor of natural gas and natural gas liquids. Formerly, Mr. Precourt was vice chairman and chief executive officer of Tejas Gas Corporation from 1986 to 1999 and president from 1996 to 1998, and was chairman of the board of Coral Energy L.P. from 1996 to 1999. He is a director of Halliburton Company and a member of its audit committee, chairman of its health, safety and environment committee, a member of its management oversight committee and, until May 2005, a member of its compensation committee. Also, until April 2005, Mr. Precourt was a director of The Timken Company and chairman of its audit committee, and was chairman of the board of Founders Funds, Inc., from which board he retired in 2004. At Apache, Mr. Precourt is a member of the corporate governance and nominating committee.
2003	2009

DIRECTOR INDEPENDENCE

During 2006 and the first two months of 2007, the board of directors evaluated all business and charitable relationships between the Company and the Company’s non-employee directors (all directors other than Mr. Farris and Mr. Plank) and all other relevant facts and circumstances and, as required by the Company’s Governance Principles, determined that each such director is an independent director as defined by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc. (“NYSE”), The NASDAQ National Market (“NASDAQ”), and the Securities and Exchange Commission (“SEC”).

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director’s immediate family has received more than $60,000 per year in direct compensation from the Company other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by Ernst & Young LLP, the Company’s independent public accountants, or has worked for such firm in any capacity on the Company’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where an Apache executive officer serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, Apache in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

The Company’s Governance Principles require that the independent (non-management) directors meet in executive session at least twice each year and, in 2006, they met five times in executive session. Also included in the Company’s Governance Principles are the procedures by which a presiding director is chosen for each meeting of independent directors and the method established for communication of concerns to the independent directors. The Company’s governance principles are attached to this proxy statement as Appendix A and are available on the Company’s website (www.apachecorp.com).

STANDING COMMITTEES AND MEETINGS
OF THE BOARD OF DIRECTORS

The board of directors has an audit committee, a management development and compensation (“MD&C”) committee, a stock option plan committee, an executive committee, and a corporate governance and nominating (“CG&N”) committee. Actions taken by these committees are reported to the board of directors at the next board meeting. During 2006, each of the Company’s directors attended at least 75 percent of all meetings of the board of directors and committees of which they were members, except Mr. Fiedorek who attended six of seven board meetings and five of eight audit committee meetings. All of the directors attended the Company’s 2006 annual meeting of stockholders held on May 4, 2006.

2006 MEMBERSHIP ROSTER

Name	Board		Audit		MD&C		Stock Option		Executive		CG&N
Frederick M. Bohen	✓				✓	*	✓	*
G. Steven Farris	✓								✓
Randolph M. Ferlic	✓		✓	*					✓
Eugene C. Fiedorek	✓		✓
A. D. Frazier, Jr.	✓				✓		✓
Patricia Albjerg Graham	✓										✓
John A. Kocur	✓				✓				✓	*
George D. Lawrence	✓				✓				✓
F. H. Merelli	✓		✓						✓
Rodman D. Patton	✓		✓
Charles J. Pitman	✓										✓	*
Raymond Plank	✓	*							✓
Jay A. Precourt	✓										✓
No. of Meetings in 2006	7		8		6		6		0		5

*	Chairman

The audit committee reviews with the independent public accountants and internal auditors of the Company their respective audit and review programs and procedures, and the scope and results of their audits. It also examines professional services provided by the Company’s independent public accountants and evaluates their costs and related fees. Additionally, the audit committee reviews the Company’s financial statements and the adequacy of the Company’s system of internal accounting controls. The audit committee makes recommendations to the board of directors concerning the Company’s independent public accountants and their engagement or discharge.

During 2006 and the first two months of 2007, the board of directors reviewed the composition of the audit committee pursuant to the rules of the NYSE and NASDAQ governing audit committees. Based on this review, the board of directors confirmed that all members of the audit committee are “independent” under the NYSE and NASDAQ rules. During 2000, the audit committee adopted a charter, which was approved by the board of directors on May 4, 2000, and which reflects the NYSE’s rules and the regulations of the SEC. On February 4, 2004, the audit committee adopted an amended and restated charter, which was approved by the board of directors on February 5, 2004. The audit committee charter is available on the Company’s website (www.apachecorp.com). The board of directors has determined that all members of the audit committee qualify as financial experts, as defined in Item 401 of Regulation S-K under the Securities Act of 1933.

The MD&C committee reviews the Company’s management resources and structure, and administers the Company’s compensation programs and retirement, stock purchase and similar plans. The duties of the stock option plan committee include the award and administration of option grants under the Company’s stock option plans, of grants under the executive restricted stock plan, of stock unit grants under the deferred delivery plan, and of conditional grants under the share appreciation plans. During 2006 and the first two months of 2007, the board of directors reviewed the composition of the MD&C committee pursuant to the rules of the NYSE and NASDAQ governing compensation committees. Based on this review, the board of directors confirmed that all members of the MD&C committee are “independent” under the NYSE and NASDAQ rules. The MD&C committee charter is available on the Company’s website (www.apachecorp.com).

The duties of the CG&N committee include recommending to the board of directors the slate of director nominees submitted to the stockholders for election at the annual meeting and proposing qualified candidates to fill vacancies on the board of directors. The CG&N committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the board of directors. During 2006 and the first two months of 2007, the board of directors reviewed the composition of the CG&N committee pursuant to the rules of the NYSE and NASDAQ governing governance committees. Based on this review, the board of directors confirmed that all members of the CG&N committee are “independent” under the NYSE and NASDAQ rules. The CG&N committee charter is available on the Company’s website (www.apachecorp.com).

The CG&N committee considers director nominee recommendations from executive officers of the Company, independent members of the board, and stockholders of the Company. The CG&N committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by Apache’s corporate secretary (at the address and by the deadline for submitting stockholder proposals set forth under the heading “Future Stockholder Proposals”) are forwarded to the CG&N committee for consideration.

The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

As noted above, you can access electronic copies of the charters of the committees of the board of directors, as well as our governance principles and code of business conduct, on the Company’s website (www.apachecorp.com). You may also request printed copies of any of these documents by writing to Apache’s corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400).

CRITERIA FOR NEW BOARD MEMBERS
AND RE-ELECTION OF EXISTING BOARD MEMBERS

The CG&N committee considers the following criteria in recommending new nominees or the re-election of existing directors to the Company’s board of directors and its committees from time to time:

•	Expertise and perspective needed to govern the business and strengthen and support top management — for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or related industries.

•	Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

•	Interest and enthusiasm in the Company and a commitment to become involved in its future.

•	The time and energy to meet board of directors commitments.

•	Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

•	Dedication to the highest ethical standards.

•	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

•	An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination of a new nominee for election to the board of directors or for the re-election of an existing director shall be within the sole discretion of the CG&N committee.

All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as well as the independent registered public accounting firm’s report on (a) management’s assessment and (b) the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. At each of the four Committee meetings held in person during 2006, the Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2006, filed by the Company with the Securities and Exchange Commission.

The Committee is governed by a charter which is available on the Company’s website (www.apachecorp.com). The Committee held eight meetings during fiscal year 2006, including the four in-person meetings referenced above. The Committee is comprised solely of independent directors as defined by the New York Stock Exchange and the NASDAQ National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

February 26, 2007	Members of the Audit Committee Randolph M. Ferlic, Chairman Eugene C. Fiedorek F. H. Merelli Rodman D. Patton

DIRECTOR COMPENSATION

Non-Employee Directors’ Compensation Plan and Share Ownership Requirement

Employee directors do not receive additional compensation for serving on the board of directors or any committee of the board. During 2006, under the terms of the non-employee directors’ compensation plan, non-employee directors received an annual retainer of $50,000, of which $40,000 was payable in cash and $10,000 in value was payable in the form of shares of Apache common stock. Non-employee directors also received $1,500 for each board of directors or committee meeting attended in person or $1,000 for each meeting attended by telephone, and were reimbursed for expenses incurred in attending meetings. During 2006, non-employee directors received an annual cash retainer of $2,000 for each committee of which they are members and the chairman of each committee received an additional $4,000 annually for chairing their respective committees.

During 2006, under the terms of the Company’s non-employee directors’ compensation plan, non-employee directors could defer receipt of all or any portion of their retainers or meeting attendance fees and, subject to certain parameters, defer those amounts in the form of cash or in the form of shares of Apache common stock. Amounts deferred in the form of cash accrue interest equal to the Company’s rate of return on its short-term marketable securities; amounts deferred in the form of Apache common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of common stock, as applicable, upon the non-employee director’s retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. Six non-employee directors deferred all or a portion of their fees during 2006.

In setting non-employee directors’ compensation, the Company considers the significant amount of time and skill required of directors to fulfill their duties to the Company and, in February 2007, the non-employee directors’ compensation plan and the equity compensation plan for non-employee directors (described below) were amended. Effective January 1, 2007, non-employee directors will receive an annual cash retainer of $150,000 (with no separate meeting attendance fees or retainer payable in shares) and the chairman of each committee will receive an additional annual cash retainer of $15,000 for chairing their respective committees. Three non-employee directors have chosen to defer all or a portion of their cash retainer fees during 2007.

Also, in February 2007, the Company adopted a minimum share ownership requirement for non-employee directors. Within three years of the requirement’s adoption or after joining the board, each non-employee director is required to directly own shares and/or share equivalents totaling at least 7,000 shares of the Company’s common stock.

Equity Compensation Plan for Non-Employee Directors

The Company established an equity compensation plan for non-employee directors in February 1994, which is administered by the MD&C committee. Each non-employee director was awarded 1,000 restricted shares of the Company’s common stock every five years from July 1, 1994 through July 1, 2000, with the shares vesting at a rate of 200 shares annually. On May 3, 2001, the plan was amended to provide that on July 1, 2001 and on July 1 of each third year thereafter through July 1, 2003, each non-employee director was awarded 1,000 restricted shares of common stock, with one-third of the shares vesting annually. Except as noted below, any unvested shares are forfeited at the time the non-employee director ceases to be a member of the board. The unvested portion of any award is automatically vested upon retirement or death while still serving as a member of the board; provided that the non-employee director (a) is at least 60 years old and has completed at least ten years of service at the time of retirement or (b) has completed at least ten years of service at the time of death.

On February 5, 2004, the plan was amended to adjust the awards to 2,310 restricted shares of common stock (1,000 shares adjusted for the stock dividends and stock split) for any awards made on July 1, 2004 and thereafter. Awards are made from shares of common stock held in the Company’s treasury, are automatic and non-discretionary, and all shares awarded under the plan have full dividend and voting rights. An award of 2,310 shares was made under the plan to each of two non-employee directors on July 1, 2006.

The original expiration date for this plan was July 1, 2009, with a maximum of 50,000 shares of common stock (115,500 shares after adjustment for the stock dividends and stock split) for awards granted during the term of the plan. However, in February 2007, the plan was amended to provide that no new awards will be granted subsequent to January 1, 2007. The plan will continue in existence solely for the purpose of governing still outstanding awards made prior to January 1, 2007.

Outside Directors’ Retirement Plan

An unfunded retirement plan for non-employee directors was established in December 1992. The plan is administered by the MD&C committee and pays retired non-employee directors benefits equal to two-thirds (2/3) of the annual retainer for a period based on length of service. Payments are made on an annual basis, for a maximum of ten years, and are paid from the general assets of the Company. In the event of the director’s death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director’s surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2006, benefits were paid under this plan to, or on behalf of, four former directors who retired from the Company’s board of directors during 1997, 1998, and 2001.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION TABLE

					Change in
					Pension Value
					and Nonqualified
	Fees Earned	Stock		Non-Equity	Deferred
	or Paid in	Awards	Option	Incentive Plan	Compensation	All Other
	Cash	(2)	Awards	Compensation	Earnings	Compensation		Total
Name(1)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)		($)(h)
Frederick M. Bohen	64,000	43,803	—	—	3,377	—		111,180
Randolph M. Ferlic	67,500	43,803	—	—	—	—		111,303
Eugene C. Fiedorek	56,500	43,803	—	—	—	—		100,303
A.D. Frazier	59,500	43,803	—	—	—	—		103,303
Patricia A. Graham(3)	58,500	46,940	—	—	2,446	—		107,886
John A. Kocur	64,500	43,803	—	—	—	46,732	(4)	155,035
George D. Lawrence	63,500	43,803	—	—	3,679	1,913	(5)	112,895
F. H. Merelli	61,500	43,803	—	—	473	—		105,776
Rodman D. Patton	61,500	43,803	—	—	1,792	—		107,095
Charles J. Pitman	62,500	43,803	—	—	33	—		106,336
Jay A. Precourt(3)	56,500	46,940	—	—	—	—		103,440

(1)	Raymond Plank, the Company’s chairman and founder, and G. Steven Farris, the Company’s president, chief executive officer, and chief operation officer, are not included in this table as they are employees of the Company. The compensation they received as employees of the Company is shown in the Summary Compensation Table.

(2)	Includes $10,000 for retainer fees earned in shares of Apache common stock; and, for restricted stock grants, includes dollar amount recognized for financial statement reporting purposes during 2006 of $33,803 for each of Messrs. Bohen, Ferlic, Fiedorek, Frazier, Kocur, Lawrence, Merelli, Patton, and Pitman and $36,940 for each of Dr. Graham and Mr. Precourt.

At year-end 2006, the aggregate number of shares of unvested, restricted Apache common stock was 770 shares for each of Messrs. Bohen, Ferlic, Fiedorek, Frazier, Kocur, Lawrence, Merelli, Patton, and Pitman and 2,310 shares for each of Dr. Graham and Mr. Precourt.

(3)	On July 1, 2006, Dr. Graham and Mr. Precourt each received a restricted stock grant of 2,310 shares of Apache common stock, which vests ratably over three years. Based on the per share closing price of $68.25 on the grant date, the value of such grant was $157,658.

(4)	Includes life insurance, medical and dental premiums of $29,000 and amount reimbursed for the payment of taxes on such premiums of $17,732.

(5)	Includes life insurance premium and amount reimbursed for the payment of taxes on such premium.

SECURITIES OWNERSHIP AND PRINCIPAL HOLDERS

The following tables set forth, as of February 28, 2007, the beneficial ownership of each director or nominee for director of the Company, the chief executive officer, the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company. (All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.)

		Amount and		Percent of
		Nature of Beneficial		Class
Title of Class	Name of Beneficial Owner	Ownership(1)		Outstanding
Common Stock, par value $0.625	Frederick M. Bohen	19,075	(2)(3)	*
	G. Steven Farris	833,760	(5)(6)(7)	*
	Randolph M. Ferlic	462,389	(2)(8)	*
	Eugene C. Fiedorek	39,293	(2)	*
	A. D. Frazier, Jr.	16,983	(2)	*
	Patricia A. Graham	10,298	(2)(3)	*
	John A. Kocur	38,736	(2)	*
	George D. Lawrence	36,447	(2)(3)	*
	F. H. Merelli	26,549	(2)(3)	*
	Rodman D. Patton	23,709	(2)(3)	*
	Charles J. Pitman	22,316	(2)(3)	*
	Raymond Plank	825,533	(4)(5)(6)(7)	*
	Jay A. Precourt	5,734	(2)	*
	Roger B. Plank	492,034	(4)(5)(6)(7)	*
	John A. Crum	190,199	(5)(6)(7)	*
	Rodney J. Eichler	141,234	(4)(5)(6)(7)	*
	All directors, nominees, and executive officers as a group (including the above name persons)	4,159,915	(4)(5)(6)(7)	1.26

*	Represents less than one percent of outstanding shares of common stock.

(1)	All ownership is sole and direct unless otherwise noted. Inclusion of any common shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share.

(2)	Includes restricted common shares awarded under the Company’s Equity Compensation Plan for Non-Employee Directors.

(3)	Includes the following common share equivalents related to retainer fees deferred under the Company’s Non-Employee Directors’ Compensation Plan: Mr. Bohen — 6,193; Dr. Graham — 4,927; Mr. Lawrence — 7,611; Mr. Merelli — 1,011; Mr. Patton — 3,695: and Mr. Pitman — 152.

(footnotes continued on following page)

(4)	Includes the following common stock equivalents held through the Company’s Deferred Delivery Plan: Mr. Raymond Plank — 129,675; Mr. Roger Plank — 33,576; Mr. Eichler — 17,791; and all directors and executive officers as a group — 259,877.

(5)	Includes the following common shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr. Farris — 239,802; Mr. Raymond Plank — 398,568; Mr. Roger Plank — 213,812; Mr. Crum — 114,010; Mr. Eichler — 85,586; and all directors and executive officers as a group — 1,564,806. Effective March 16, 2007, Mr. Raymond Plank voluntarily relinquished an employee stock option exercisable for 22,518 common shares.

(6)	Includes shares held by the trustee of the Company’s 401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan: Mr. Farris — 71,502; Mr. Raymond Plank — 8,658; Mr. Roger Plank — 52,949; Mr. Crum — 32,814; Mr. Eichler — 12,529; and all directors and executive officers as a group — 244,528.

(7)	Includes the following restricted stock units (each equivalent to one share of common stock) granted under the Company’s Executive Restricted Plan: Mr. Farris — 44,125; Mr. Raymond Plank — 44,125; Mr. Roger Plank — 16,650; Mr. Crum — 12,225; Mr. Eichler — 11,450; and all directors and executive officers as a group — 267,200.

(8)	Includes 13,860 common shares owned directly by Ferlic Investments, Ltd. in which Dr. Ferlic owns a 36-percent interest. Also includes a total of 21,090 common shares held by Dr. Ferlic’s daughters, son and grandchildren, as to which he has some power of disposition, but disclaims beneficial ownership.

As of February 28, 2007, the Company knows of no person or entity owning more than five percent of outstanding shares of the Company’s common stock, based on reports filed with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, as well as beneficial owners of ten percent or more of the Company’s common stock, to report their holdings and transactions in the Company’s securities. Based on information furnished to the Company and contained in reports provided pursuant to Section 16(a), as well as written representations that no other reports were required for 2006: (a) G. Steven Farris, an officer and director of the Company, filed a late report relating to gifts totaling 2,600 shares of the Company’s common stock to family members, (b) Michael S. Bahorich, an officer of the Company, filed a late report relating to a gift of 1,050 shares of the Company’s common stock to a family member, (c) F. H. Merelli, a director of the Company, filed a late report relating to a rollover of 15,886 shares of the Company’s common stock from the Company’s 401(k) Savings Plan to an individual retirement account, (d) Thomas P. Chambers, an officer of the Company, filed a late report relating to an open market sale of 2,450 shares of the Company’s common stock, and (e) John J. Christmann, an officer of the Company, filed a late report relating to three shares of the Company’s common stock acquired with reinvested dividends.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2006, relating to the Company’s equity compensation plans, under which grants of stock options, restricted stock units, and other rights to acquire shares of Apache common stock may be granted from time to time.

	(a)	(b)	(c)
			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders(1)(4)	7,522,429	$50.142 (3)	2,558,359
Equity compensation plans not approved by security holders(2)(4)	2,762,078	$28.689 (3)	894,961 (5)
Total	10,284,507	$43.692 (3)	3,453,320

(1)	Includes the Company’s 1995 Stock Option Plan, 1998 Stock Option Plan, 2005 Stock Option Plan, and 2005 Share Appreciation Plan.

(2)	Includes the Company’s 1996 Performance Stock Option Plan, 2000 Stock Option Plan, Executive Restricted Stock Plan, Non-Employee Directors’ Compensation Plan, Equity Compensation Plan for Non-Employee Directors, and Deferred Delivery Plan.

The Company’s Deferred Delivery Plan allows officers and certain key employees to defer income from the Executive Restricted Stock Plan in the form of deferred units. Each deferred unit is equivalent to one share of Apache common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.

(3)	Weighted average exercise price of outstanding stock options; excludes restricted stock units, performance-based stock units, and deferred stock units.

(4)	See Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006, for the material features of the 1995 Stock Option Plan, 1996 Performance Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan, 2005 Stock Option Plan, 2005 Share Appreciation, and Executive Restricted Stock Plan.

(5)	In February 2007, the Equity Compensation Plan for Non-Employee Directors was amended to provide that no awards will be granted subsequent to January 1, 2007. At the time of the amendment, 16,020 shares of the Company’s common stock that were previously authorized for new grants became unavailable for such purpose.

EXECUTIVE OFFICERS OF THE COMPANY

Biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Raymond Plank and G. Steven Farris is set forth above under the captions “Nominees for Election as Directors” and “Continuing Directors.”

MICHAEL S. BAHORICH, 50, was appointed executive vice president - exploration and production technology in May 2000, having been the Company’s vice president - exploration and production technology since January 1999, vice president - exploration technology since December 1997, and the Company’s chief geophysicist since 1996. From 1981 until joining the Company, he held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma. Mr. Bahorich is a member of the board of trustees of the Houston Museum of Natural Science and serves on advisory boards at Stanford and Yale Universities.

JEFFREY M. BENDER, 55, was appointed vice president - human resources in September 2000. Prior to joining the Company, he served as vice president of human resources for Vastar Resources, Inc., Houston, Texas, since June 1994, having helped manage its transition from an operating division of Atlantic Richfield Company (“ARCO”) to an independent organization following Vastar’s initial public offering in mid 1994. Previously, Mr. Bender held positions of increasing responsibility with ARCO since 1975.

MICHAEL J. BENSON, 54, was appointed vice president - corporate security in December 2002, having been director of corporate security since joining the Company in 1996. From 1988 until 1996, he owned and operated an international security consulting company advising large corporations and high profile individuals. Previously, Mr. Benson was with the Cheshire Police in the United Kingdom for 14 years.

THOMAS P. CHAMBERS, 51, was appointed vice president - corporate planning in September 2001, having been director of planning since March 1995. Prior to joining the Company, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP plc group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers and serves on the advisory board of Houston Foundation for Life.

JOHN J. CHRISTMANN, 40, was appointed vice president - business development in January 2004, having been production manager for the Gulf Coast region since April 2003. Prior to that, Mr. Christmann held various positions of increasing responsibility in the business development area since joining the Company in 1997. Previously, he was employed by Vastar Resources/ARCO Oil and Gas Company.

JOHN A. CRUM, 54, was appointed executive vice president in May 2000, and is responsible for the Company’s North Sea and Canadian regions, corporate environment, health and safety, procurement, and worldwide drilling. He served as the Company’s executive vice president - Apache North Sea from April 2003 to June 2006, executive vice president - Eurasia and new ventures from May 2000 to March 2003, and regional vice president in Australia from 1995 to 2000. Prior to joining the Company, he served in executive and management roles with Aquila Energy Resources Corporation, Pacific Enterprises Oil Company, and Southland Royalty Company.

MATTHEW W. DUNDREA, 53, was appointed vice president and treasurer in July 1997, having been the Company’s treasurer since March 1996 and assistant treasurer since 1994. Prior to joining the Company, he held positions of increasing responsibility at Union Texas Petroleum Holding, Inc. from 1982 to 1994.

ROBERT J. DYE, 51, was appointed vice president - investor relations in May 1997, having been director of investor relations since 1995. Prior to that, Mr. Dye held positions of increasing responsibility in the corporate planning area since joining the Company in 1992. Previously, he was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.

RODNEY J. EICHLER, 57, was appointed executive vice president in February 2003, having been the Company’s regional vice president in Egypt since 1999, and vice president of exploration and production in Egypt since 1997. Prior to that, Mr. Eichler was regional vice president for the Western region in Houston since 1996, and regional exploration and development manager for the Rocky Mountain region in Denver since 1993. Prior to joining the Company, he was vice president-exploration for Axem Resources, LLC in Denver, Colorado, since 1989. Mr. Eichler is president and a director of Springboard - Educating the Future, a Texas non-profit corporation.

REBECCA A. HOYT, 42, was appointed vice president and controller in November 2006, having been assistant controller since 2003. Prior to that, she held positions of increasing responsibility within the accounting area since joining the Company in 1993. Previously, Ms. Hoyt was an audit manager with Arthur Andersen LLP, an independent public accounting firm from 1992 to 1993.

JON A. JEPPESEN, 59, was appointed senior vice president in February 2003, having been the Company’s regional vice president for the Gulf Coast region since 2002 and the Offshore region since 1996. He served as the Company’s vice president of exploration and development for North America from 1994 to 1996, and manager of the Company’s offshore exploration and development from 1993 to 1994. Prior to joining the Company, Mr. Jeppesen was vice president of exploration and development for Pacific Enterprises Oil Company, Dallas, Texas, from 1989 to 1992.

P. ANTHONY LANNIE, 52, was appointed senior vice president and general counsel in May 2004, having been vice president and general counsel since March 2003. Prior to joining the Company, he was president of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and president of Coral Energy Canada in 1999. Mr. Lannie was senior vice president and general counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

ANTHONY R. LENTINI, JR., 57, has been vice president - public and international affairs since January 1995. Prior to joining the Company, he was vice president of public affairs for Mitchell Energy & Development Corp., The Woodlands, Texas, from 1988 through 1994.

JANINE J. MCARDLE, 46, was appointed vice president - oil and gas marketing in November 2002. Prior to joining the Company, she served as managing director for Aquila Europe Ltd from November 2001 to October 2002, and held executive and management positions with Aquila Energy Marketing since 1993, including vice president — trading and vice president - mergers and acquisitions. Previously, she was a partner in Hesse Gas from 1991 to 1993, and was a member of the board of directors of Intercontinental Exchange, the electronic trading platform, from 2000 to October 2002. Ms. McArdle currently serves on the board of the Palmer Drug Abuse Program.

W. KREGG OLSON, 53, was appointed vice president - corporate reservoir engineering in January 2004, having been director of technical services since 1995. Prior to that, Mr. Olson held positions of increasing responsibility within corporate reservoir engineering since joining the Company in 1992. Previously, he was associated with Grace Petroleum Corporation.

CHERI L. PEPER, 53, was appointed corporate secretary of the Company in May 1995, having been assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988. Ms. Peper is a director of MemberSource Credit Union, formerly known as PT&T Federal Credit Union.

ROGER B. PLANK, 50, was appointed executive vice president and chief financial officer in May 2000, having been vice president and chief financial officer since July 1997. Previously, he was vice president - planning and corporate development since March 1996, vice president - corporate planning since 1994, vice president - external affairs from 1993 to 1994, and vice president - corporate communications from 1987 to 1993. The chairman of the Company’s board of directors is Mr. Plank’s father. He is a past president of Texas Independent Producers and Royalty Owners Association (TIPRO), a large independent trade association. Mr. Plank is a trustee of Ucross Foundation, a Wyoming non-profit corporation, a director of Houston’s Alley Theatre, and a director of Parker Drilling Company, Houston, Texas, and chairman of its audit committee.

FLOYD R. PRICE, 57, was appointed executive vice president - Eurasia, Latin America and New Ventures in May 2004, having been executive vice president - Canada since February 2003. He was president of Apache Canada Ltd from October 1999 to May 2004, and was president of the Company’s international exploration and production subsidiaries from 1995 to 1999. Mr. Price served as exploration manager from 1991 to 1994, and geologic manager from 1990 to 1991, for the Company’s Mid-continent region. Prior to joining the Company, he was vice president of exploration and development from 1988 to 1989, and vice president of mid-continent exploration from 1989 to 1990, for Pacific Enterprises Oil Company, Dallas, Texas.

JON W. SAUER, 46, was appointed vice president - tax in May 2001, having been director of tax since March 1997, and manager of tax from August 1992. Prior to joining the Company, Mr. Sauer was tax manager with Swift Energy Company, Houston, Texas, from 1989 to 1992, and a manager in the tax practice of Arthur Andersen & Co., an independent public accounting firm, from 1983 to 1989. Mr. Sauer currently serves as chairman of the Domestic Petroleum Council tax committee.

SARAH B. TESLIK, 53, was appointed senior vice president - policy and governance in October 2006. Prior to joining the Company, she was chief executive officer of the Certified Financial Planner Board of Standards, Inc. from November 2004 to October 2006, and executive director of the Council of Institutional Directors from July 1988 to October 2004.

REPORT OF THE MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Management Development and Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

February 28, 2007	Management Development and Compensation Committee Frederick M. Bohen, Chairman A. D. Frazier, Jr. John A. Kocur George D. Lawrence

COMPENSATION DISCUSSION AND ANALYSIS

Our management development and compensation (“MD&C”) committee, which is composed of four independent, non-employee directors, as described under “Standing Committees and Meetings of the Board of Directors,” has responsibility for determining the compensation of the chairman, chief executive officer, chief financial officer, and other top officers.

The MD&C committee has the authority to engage the services of independent compensation consultants for assistance and to provide periodic reviews of the effectiveness and competitiveness of Apache’s executive compensation structure. During 2006, the MD&C committee used the services of Towers Perrin to assist the MD&C committee in its review of the compensation structure for all officers.

The Company’s vice president of human resources, prepares information and materials for the MD&C committee meetings. Independent compensation consultants work with the vice president of human resources to obtain the information necessary for the analysis. Reports are provided back both to the MD&C committee for review of the compensation for the top officers and to the chief executive officer for review of his direct reports.

Objectives

This report is issued by the MD&C committee of our board of directors to set out the executive compensation policies and programs of the Company. The objective of our executive compensation program is to attract, incentivize, and retain executives capable of leading the Company in a complex, competitive, and changing industry. A capable, highly-motivated senior management team is an integral part of our continued success. Our financial performance is an important function of the talent and efforts of our executive officers. The program ties a significant portion of executive compensation to the Company’s success and is primarily comprised of a base salary, an incentive bonus, and a long-term incentive component.

Methodology

Following a discussion with our outside compensation consultant, Towers Perrin, whereby the consultant reviewed our proxy peer financials, the MD&C committee, along with executive management, established a list of peer companies for 2006 to include Hess Corporation, Occidental Petroleum Corporation, Devon Energy Corporation, Anadarko Petroleum Corporation, Chesapeake Energy Corporation, EOG Resources, Inc., XTO Energy Inc., Pioneer Natural Resources Company, and Noble Energy, Inc. Although we may not compare in all financial and performance categories, there are some common factors used for comparative purposes. This list of peer companies is reviewed annually.

As part of our review, Towers Perrin was retained to assist in evaluating the competitive posture of Apache’s executive compensation levels relative to the marketplace. Marketplace compensation levels for base salaries, annual incentive opportunity, and long term incentives were developed from private surveys, published surveys and proxy analysis using the peer group identified above. In addition to the market data we consider other factors such as level of responsibility, prior experience, and individual performance.

Base Salary

We believe that the most effective way to compete in the executive labor market is to offer executives a competitive base salary. To achieve this balance, the MD&C committee analyzes each executive’s compensation using a four-step process. First, the key executive positions within the Company are defined in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Second, the positions are ranked internally on the basis of these definitions to establish a logical relationship among them. Third, the MD&C committee identifies the Company’s direct competitors which it believes share comparable operations, employee composition, and capitalization, and obtains comparative compensation data about the identified companies from independent compensation resources. Finally, easily-compared positions are priced in terms of salary ranges by reviewing the comparative industry data and other surveys to establish relative salary ranges for all key executive positions in the Company. Base salaries are targeted to fall at or above the median of executive salaries paid by comparable companies. For 2006, the 21 executive officers generally fell at the median. The MD&C committee reviews the salary of each of the Company’s executive officers, currently numbering 21, taking into account discussions with senior management.

Base salaries of all executives are generally reviewed every 12 to 18 months. The MD&C committee retains the services of an outside independent compensation consultant, who was proposed by management and approved by the MD&C committee, to review the base salaries of the Company’s executives and confirm that the salaries are competitive with those of comparable companies. The Company’s officers received increases in base salary during 2006 to reflect market changes and increased responsibilities, including all of the executives named in the Summary Compensation Table. Effective February 16, 2007, the base salary for each of the Company’s chairman of the board and the Company’s chief executive officer was increased to $1,450,000.

Incentive Bonus

Executives, other than the Company’s chairman of the board and the Company’s chief executive officer (separate plan described below), are eligible to receive a cash incentive bonus tied directly to the Company’s achievement of specified financial, operational, and strategic objectives and the executive’s personal achievements. In the early months of each year, the MD&C committee establishes a listing of corporate objectives selected from those submitted by senior management. The objectives are approved by the MD&C committee and, in 2006, 75 percent of each executive’s bonus depended upon the Company’s achievement of these specified objectives. The remaining 25 percent of the executive’s eligible bonus depended upon personal achievements related to financial strategies, operational improvements, program or project enhancements, or other objectively determinable criteria. This incentive compensation plan effectively correlates a large portion of executive compensation to predetermined corporate objectives and other objectively determinable goals, as previously mentioned. Except as noted below, MD&C committee policy provides for bonuses to be targeted at 50 percent of each executive’s base salary and to exceed 50 percent if warranted by the Company’s performance. The incentive bonuses for the Company’s chief financial officer, general counsel, and certain executive vice presidents are targeted at 75 percent of base salary. Seven regional vice presidents are on separate regional incentive plans based upon production and drilling measures. Target bonuses for those executives can be up to 100 percent.

Executive bonuses for 2006 were based on management’s achievement during the year of specific corporate objectives established by the MD&C committee based on accepted measures of performance in the oil and gas industry including (a) increases in cash flow and earnings, (b) growth in reserves per share and production per share while maintaining an acceptable ratio of debt to capitalization, and (c) control of costs throughout the Company. Additionally, the MD&C committee approved thirteen operational, financial and administrative strategic objectives believed important to the Company’s long-term success and to maximize stockholder value. As a result of the Company’s overall performance in 2006, as well as substantial achievement of a majority of the objectives approved for 2006, the MD&C committee recommended and the full board of directors unanimously approved an incentive bonus payment of approximately 95 percent of the targets set for executive officers participating in the corporate plan. Generally, this resulted in annual incentive bonuses of about 48 percent of base salary for most of the Company’s executive officers during 2006, and about 72 percent of base salary for selected officers as described above.

The chairman and the chief executive officer are each eligible to receive a cash incentive bonus under a separate incentive compensation plan, which functions and is administered in the same way as the plan described above, except that their performance goals are tied directly to the Company’s annual financial and operational results, including the performance of the Company’s common stock, all as compared to the results of a group of its peer companies. The goals include earnings, production, cash flow, reserves and ratio of debt to capitalization. Bonuses for the chairman and the chief executive officer are targeted at 100 percent of base salary and can exceed 100 percent if warranted by the Company’s performance. As a result of the Company’s stock performance, the MD&C committee decided to keep the 2006 bonuses for the chairman and the chief executive officer flat from the prior year and awarded them approximately 81.5 percent of their year-end base salaries.

In addition to the Company’s incentive compensation plans, the MD&C committee may be advised of and elect to award a special achievement bonus to an executive officer who has rendered services during the year that substantially exceed those normally required. Special achievement bonuses (a) reflect the MD&C committee’s decision to reward any executive whose extraordinary effort has substantially benefited the Company and its stockholders during the year, (b) are awarded only in exceptional circumstances, and (c) are in amounts relative to the benefit provided to the Company. No special achievement bonuses were paid during 2006 to any of the Company’s executive officers, including the executive officers named in the Summary Compensation Table.

Long Term Incentives

Long-term incentives in forms relating to the Company’s common stock serve to align the interests of executive officers with the Company’s stockholders by tying a portion of each executive’s long-term compensation to the continued growth of the Company and the appreciation of its common stock. Grants of stock options and restricted stock units were made to the executives named in the Summary Compensation Table during 2006. Grants of restricted stock units under the Company’s Executive Restricted Stock Plan covering an aggregate of 142,500 shares of the Company’s common stock were made in 2006 to the Company’s executive officers as a group, including grants of restricted stock units covering 53,700 shares made to the Company’s officers named in the Summary Compensation Table as reflected in the Grants of Plan Based Awards Table. Grants of restricted stock units to executives are proportionate to each officer’s base salary. In 2006, individual grants of restricted stock units were based on 100 percent of base salary and vest ratably over four years.

In 2006, the Company’s executive officers received stock option grants under the Company’s 2005 Stock Option Plan, which does not include provisions allowing for the repricing of outstanding stock options. The grants of stock options made in 2006 to the Company’s officers named in the Summary Compensation Table are reflected in the Grant of Plan Based Awards Table. Stock options granted to executives are proportionate to each officer’s base salary and benefit them only if stockholders also benefit from appreciating stock prices. In 2006, executive officers received stock option grants based on 100 percent of their base salary. The Company’s chairman of the board and chief executive officer received grants of three times salary to keep in practice with the targeted market criteria. Individual stock option grants (i) are generally targeted between the 25th and the 50th percentile of similar plans maintained by comparable companies, taking into account options previously granted, (ii) vest ratably over four years, and (iii) have an exercise price equal to the per share closing price of the Company’s common stock on the date of grant.

Equity Award Grant Practices

The MD&C committee meets every May to determine annual grants of equity awards for the officers of the Company. The exercise price for stock option grants is set at the closing price of a share of Apache common stock on the day on which the grant is made. The Company does not back date stock option grants. The MD&C committee has not and does not time the grant of awards in coordination with the release of material non-public information. In the case of a newly-hired executive, the grant would be submitted for approval at the next meeting of the board of directors where the exercise price would be set on the day of such approval.

In February 2005, the Company established the 2005 Share Appreciation Plan, which was approved by the Company’s stockholders in May 2005. Conditional grants were made in May 2005 to essentially all regular, full time employees in the United States, Canada, the United Kingdom, Australia, and Argentina, including each of the executives named in the Summary Compensation Table. As with the 2000 Share Appreciation Plan (discussed below), the vast majority of these conditional grants were made to non-executives. The conditional grants under the 2005 Share Appreciation Plan are intended to provide specific individual incentives toward achieving significant price appreciation for the Company’s common stock based on attainment of per share price goals of $81 prior to January 1, 2008, and $108 prior to January 1, 2009. Benefits are payable under the conditional grants, and the right to receive shares will exist, only if one or both of the above-referenced share price goals are achieved. No further conditional grants will be made under the $81 share price goal after December 31, 2006, and no further conditional grants will be made under the $108 share price goal after June 30, 2007. Conditional grants under the $108 share price goal will end sooner if the share price goal occurs before June 30, 2007.

In October 2000, the Company established the 2000 Share Appreciation Plan, under which essentially all regular, full-time employees in the United States, Canada, the United Kingdom, and Australia, including each of the executives named in the Summary Compensation Table, were granted the right to receive shares of the Company’s common stock upon the attainment of certain share price goals. The 2000 Share Appreciation Plan was intended to provide specific individual incentives toward achieving (i) significant price appreciation for the Company’s common stock based on attainment of per share price goals of $100, $120 and $180 (after adjustment for the Company’s stock dividends and stock split, the price goals became $43.29, $51.95, and $77.92, respectively) prior to January 1, 2005, and (ii) a separate goal, not tied to share price, of doubling production per share from the 2000 level during any quarter ended prior to January 1, 2005. The first ($43.29) and the second ($51.95) price goals were attained on April 28, 2004 and October 26, 2004, respectively. The conditional grants relating to the first and second price goals made to the Company’s executive officers as a group covered an aggregate of 413,162 shares of the Company’s common stock, including grants covering 180,686 shares made to the Company’s officers named in the Summary Compensation Table. Benefits were payable in three installments over a two-year period following attainment. The third ($77.92) price goal and the separate production goal were not attained prior to January 1, 2005, and the conditional grants relating to those goals expired on December 31, 2004. Pursuant to the terms of the Plan, no right to receive shares existed until the attainment of the applicable price goal. The final vesting under the plan occurred on October 26, 2006.

In recognition of his past contributions and expected future contributions to the Company, Mr. Farris, our chief executive officer, was granted a conditional stock award in December 1998, for a total of 100,000 shares of the Company’s common stock (230,992 shares after adjustment for the stock dividends and stock split). The award was composed of five periodic installments, commencing on January 1, 1999, and on January 1st of each of the next four years (2000 through 2003). Each installment vests on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances), and is payable 40 percent in cash and 60 percent in the form of stock. On January 1, 2004, the first periodic installment of 15,398 shares vested, on January 1, 2005, the second periodic installment of 30,798 shares vested, and on January 1, 2006, the third periodic installment of 46,200 shares vested. Each vested installment was paid 60 percent in stock and 40 percent in cash, from which was deducted required tax withholding on the full amount of the vested installment. To receive each subsequent installment, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates (see footnotes (8) and (9) to the Outstanding Equity Awards at Fiscal Year-End Table). In the event Mr. Farris elects to terminate his employment with the Company or his employment is terminated for cause, any unvested installments will be forfeited.

Chairman of the Board and the Chief Executive Officer

Raymond Plank, our chairman of the board of directors, was chief executive officer from 1966 until May 2002. From the company’s founding in 1954, Raymond Plank’s vision, entrepreneurial spirit, and determination have shaped Apache as it evolved from a small company that organized drilling partnerships to today, when it is one of the largest independent exploration and production companies. After 52 years in the oil and gas industry, Mr. Plank provides experience, contacts, and the ability to gauge appropriate risks that guide Apache on its path of profitable growth.

His activities include direction of Apache’s intensive, on-going programs to monitor, analyze, and respond creatively to the changes and new requirements in the oil and gas industry, and leadership in maintenance of sound business relationships with the management of many of the world’s largest oil and gas companies. These relationships are important to Apache’s strategic alliances and to its acquisition approach, which emphasizes privately negotiated transactions that develop and achieve mutual business benefits. Mr. Plank participates in developing the Company’s strategies, and has been jointly responsible for the Company’s ongoing interest and successful exploration efforts in international areas such as Egypt, Australia, Argentina, and the North Sea.

G. Steven Farris, our president, chief executive officer and chief operating officer, assumed the responsibilities of chief executive officer in May 2002. His activities include leadership in developing the Company’s strategies, implementing the Company’s capital expenditure programs, and maintenance of sound business relationships with the management of many of the world’s largest oil and gas companies and with the investment community. Mr. Farris has been jointly responsible for the Company’s developing interest and successful exploration efforts going forward in international areas such as Egypt, Australia, the North Sea, Argentina, and Canada. As chief executive officer, he oversees all of the Company’s major business and staff units guiding and developing Apache’s senior management. Reporting directly to Mr. Farris are each of the executive vice presidents, corporate and regional vice presidents, including the chief financial officer and the general counsel.

Base salary, incentive bonus, and long-term incentives for each of Mr. Plank and Mr. Farris are determined in the manner previously described and are reflected in the Summary Compensation Table and Grants of Plan Based Awards Table. Mr. Plank and Mr. Farris each received a base salary adjustment effective February 1, 2006. Bonuses paid to Mr. Plank and Mr. Farris were based on the Company’s 2006 performance, as discussed above. Mr. Plank’s and Mr. Farris’ employment agreements are discussed under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

Base salaries during 2006 for Mr. Plank and Mr. Farris took into account the following: their active roles in the Company’s management and leadership of successful acquisitions; and the challenges and expectations for the Company in 2006. Effective February 16, 2007, Mr. Plank and Mr. Farris each received a base salary increase as outlined under the Base Salary discussion. As noted above, the bonuses paid to Mr. Plank and Mr. Farris for 2006 performance represented approximately 81.5 percent of their year-end base salaries.

Omnibus Budget Reconciliation Act of 1993

The Omnibus Budget Reconciliation Act of 1993 (“OBRA”) imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). In December 1995, the Internal Revenue Service issued final regulations implementing the legislation, with the regulations effective as of January 1, 1994. Certain performance-based compensation is specifically exempt from the limit if it meets the requirements contained in these final regulations. The MD&C committee continues to review the Company’s compensation plans based upon these regulations and, from time to time, determines what further actions or changes to the Company’s compensation plans, if any, are appropriate. It is the intention of the MD&C committee to receive stockholder approval for all future stock-based compensation plans so that they may fall into the performance-based compensation exemption.

The Company’s 1990 Stock Incentive Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, 2005 Stock Option Plan, and 2005 Share Appreciation Plan were approved by the Company’s stockholders and grants made under such plans qualify as “performance-based” under the regulations. The Company’s existing incentive compensation plans, special achievement bonuses, Executive Restricted Stock Plan, 2000 Stock Option Plan, and 2000 Share Appreciation Plan do not meet the requirements of the regulations, as the stockholder approvals necessary for exemption were not sought. However, these plans operate similarly to prior plans and are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving the Company’s goals, which in turn enhances stockholder value. No further grants can be made under the 2000 Stock Option Plan and 2000 Share Appreciation Plan as they have since terminated. Contingent upon stockholder approval of the proposed 2007 Omnibus Equity Compensation Plan, the Company’s Executive Restricted Stock Plan and 2005 Stock Option Plan will be amended to allow no additional grants on or after the date of such approval. While the MD&C committee cannot predict with certainty how the Company’s compensation policies may be further impacted by OBRA, it is anticipated that executive compensation paid or accrued pursuant to the Company’s compensation plans that have not met the requirements of the regulations will not result in any material loss of tax deductions in the foreseeable future.

Summary

According to information provided to the MD&C committee by its independent compensation consultant, the amount of the Company’s compensation paid to all of its executive officers during 2006 was competitive. In view of the Company’s competitive performance, the MD&C committee believes that its current executive compensation policy is successful in providing stockholders with talented, dedicated executives at competitive compensation levels.

February 28, 2007	Management Development and Compensation Committee Frederick M. Bohen, Chairman A. D. Frazier, Jr. John A. Kocur George D. Lawrence

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to the individuals listed below for all services rendered to the Company and its subsidiaries during 2006. The persons included in this table are the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers who served as executive officers of the Company during 2006:

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(1)	Earnings(3)	Compensation(4)	Total
Name and Principal Position(a)	Year(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)	($)(j)
Raymond Plank Chairman of the Board	2006	1,331,250	—	909,331	553,764	1,100,000	59,997	258,846	4,213,188
G. Steven Farris President, Chief Executive Officer and Chief Operating Officer	2006	1,331,250	—	1,345,441	553,764	1,100,000	335,106	613,389	5,278,950
Roger B. Plank Executive Vice President and Chief Financial Officer	2006	490,625	—	370,454	66,220	349,600	159,992	183,982	1,620,873
John A. Crum Executive Vice President	2006	366,042	—	274,562	48,570	260,800	91,239	384,056	1,425,269
Rodney J. Eichler Executive Vice President — Egypt	2006	341,459	—	249,725	45,814	243,300	310,336	341,149	1,531,783

(1)	For 2006, the named executive officers were not entitled to receive payments that would be characterized as bonus payments. Amounts reflected under column (g) are paid pursuant to the Company’s incentive compensation plan as described under “Incentive Bonus” in the Compensation Discussion and Analysis.

(2)	Dollar amount of compensation recognized in 2006 for stock awards and option awards, as defined under FAS 123R, including costs related to awards granted in previous years as well as 2006. Dollar amount does not include compensation costs for awards with performance-based vesting requirements that have not been attained and for which attainment has not yet been deemed probable. The discussion of the assumptions used in calculating these values can be found in the Grants of Plan Based Awards Table below and in Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2006.

(3)	See Non-Qualified Deferred Compensation Table below.

(4)	For benefits and perquisites, see discussion and table below.

Benefits and Perquisites

Officers participate in two qualified retirement plans. The 401(k) Savings Plan provides a match up to the first six percent of base pay and incentive bonus. The Money Purchase Retirement Plan, provides an annual six percent company contribution into the same investment choices as the 401(k) plan with the exception of Company stock. Additionally, officers can elect to participate in the Non-Qualified Retirement Savings Plan to defer beyond the limits in the 401(k) and continue Company contributions which exceed the limits in the qualified plans. The investment choices mirror those in the qualified retirement plans. The Deferred Delivery Plan allows officers the ability to defer income from the Executive Restricted Stock Plan in the form of deferred units. The contributions into both non-qualified plans are reported in the Non-Qualified Deferred Compensation Table. The Company does not maintain a defined benefit plan.

The Company provides universal life insurance policies for the officers with the exception of Raymond Plank. In exchange for surrendering life insurance coverage, a 20-year annuity was purchased for Mr. Plank that pays $31,500 annually until 2008. The Company paid the annual annuity fee for 2006. The premiums and fees for these policies are reimbursed for the payment of taxes.

For security reasons and to facilitate efficient business travel, the board requires the chairman and chief executive officer to use the Company’s aircraft for both business and personal travel. During 2006, the chief financial officer utilized the Company’s aircraft as well. Even though the Company considers these costs a necessary business expense rather than a perquisite, in line with SEC guidance, the following table includes the amounts attributable to the top three officer’s personal aircraft usage, including trips for charitable interests. The methodology for the valuation of non-integral use of corporate aircraft for disclosure in the Summary Compensation Table, in compliance with SEC guidance, calculates the incremental cost to the Company for personal use of the aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hanger fees; supplies; passenger ground transportation; and other variable costs. Additionally, the value of trips attributable to philanthropic interests were included, even though they are seen as contributing to the goodwill of the Company. In addition, Standard Industry Fare Level (“SIFL”) tables, published by the Internal Revenue Service, are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft. The income attributable to the use of corporate aircraft is reimbursed for the payment of taxes, as approved by the board of directors, and such amounts are included in the “All Other Compensation” shown in the Summary Compensation Table.

In 2006, Raymond Plank made use of a Company-owned apartment for which he reimbursed the company for the time he resided there. The footnotes to the following table show the amount representing the Company’s cost for the Company-owned apartment for the period not in use by Mr. Plank but available to other employees traveling on Company business.

The Company provides various forms of compensation related to expatriate assignment which includes foreign service premium, foreign assignment tax equalization, location pay, housing and utilities, home leave and travel, goods and services allowance and relocation expense. In addition to the benefits for which all employees are eligible, the Company also covers the cost of a complete diagnostic annual physical, club dues, and tax return preparation for expatriate assignments.

The following table provides a detailed breakdown of the amounts for 2006 under “All Other Compensation” in the Summary Compensation Table:

	Raymond		G. Steven		Roger B.		John A.	Rodney J.
Description	Plank		Farris		Plank		Crum	Eichler
Company Contributions Retirement Plans	$26,400		$26,400		$26,400		$26,400	$26,400
Company Contributions Non-Qualified Plan	$139,475		$265,350		$57,328		$37,326	$34,976
Life Insurance Premiums or Annuity Fees	$1,200	(a)	$100,475		$14,979		$14,707	$18,800
Reimbursement for Payment of Taxes on Life Insurance Premiums or Annuity Fees	$688		$57,629		$8,591		$8,435	$13,309
Use of Company Property	$84,665	(b)	$153,915	(b)	$55,401	(b)	$7,200	$6,000
Reimbursement for Payment of Taxes on Use of Company Property	$6,418		$8,547		$16,685		$106	$88
Club Memberships	$0		$682		$2,922		$900	$400
Reimbursement for Payment of Taxes on Club Memberships	$0		$391		$1,676		$516	$283
Foreign Service Premium	$0		$0		$0		$26,250	$51,219
Foreign Assignment Tax Equalization	$0		$0		$0		$187,808	$0
Location Pay	$0		$0		$0		$0	$68,292
Housing and Utilities	$0		$0		$0		$11,137	$47,954
Home Leave and Travel	$0		$0		$0		$0	$72,678
Goods and Services Allowance	$0		$0		$0		$33,354	$0
Relocation Expense	$0		$0		$0		$29,167	$0
Tax Return Preparation	$0		$0		$0		$750	$750
Total	$258,846		$613,389		$183,982		$384,056	$341,149

(a)	For Raymond Plank, annuity fee related to the 20-year annuity purchased in exchange for surrendering life insurance coverage.

(b)	For Raymond Plank, G. Steven Farris, and Roger B. Plank, these amounts are for use of corporate aircraft, of which $3,204, $23,078, and $10,883, respectively, was related to Company supported charitable interests. For Raymond Plank, this amount does not include $27,267 for Company-owned apartment for the period not in use by Mr. Plank but available to other employees traveling on Company business.

GRANTS OF PLAN BASED AWARDS TABLE

The table below provides supplemental information relating to the Company’s grants of stock options and restricted stock units during 2006 to the executive officers named in the Summary Compensation Table above. There were no stock appreciation rights (“SARs”) granted during the last fiscal year. Also included, in compliance with SEC rules on disclosure of executive compensation, is information relating to the estimated grant date fair value of the grants, based upon principles of the Black-Scholes option pricing model. Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as interest rates, stock price volatility and future dividend yield. Neither the values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

					Estimated Future			All Other
		Estimated Future			Payouts Under			Stock	All Other Option		Grant Date
		Payouts Under			Equity Incentive Plan			Awards: Number	Awards: Number	Exercise or Base	Fair
		Non-Equity Incentive Plan Awards			Awards			of Shares of	of Securities	Price of	Value of Stock
								Stock or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(#)	Options(#)	Awards ($/Sh)	Awards ($)
Name(a)	Date(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(1)(i)	(2)(j)	(3)(k)	(1)(4)(l)
Raymond Plank	05/03/2006	—	—	—	—	—	—	18,800	—	—	1,351,344
	05/03/2006							—	56,300	71.88	1,383,291
G. Steven Farris	05/03/2006	—	—	—	—	—	—	18,800	—	—	1,351,344
	05/03/2006							—	56,300	71.88	1,383,291
Roger B. Plank	05/03/2006	—	—	—	—	—	—	6,600	—	—	474,408
	05/03/2006							—	6,600	71.88	162,162
John A. Crum	05/03/2006	—	—	—	—	—	—	4,900	—	—	352,212
	05/03/2006							—	4,900	71.88	120,393
Rodney J. Eichler	05/03/2006	—	—	—	—	—	—	4,600	—	—	330,648
	05/03/2006							—	4,600	71.88	113,022

(1)	This column reflects the number of restricted stock units granted under the terms of the Executive Restricted Stock Plan. Such restricted stock units vest ratably over four years and no dividends are paid on such units until vested. The grant date fair value of these awards is based on a closing price of the Company’s common stock on the date of grant.

(2)	This column sets forth the number of shares of the Company’s common stock subject to options granted under the terms of the 2005 Stock Option Plan. The options granted under the terms of the 2005 Stock Option Plan are generally nontransferable and become exercisable ratably over four years. The options were granted for a term of ten years, subject to earlier termination in specific circumstances related to termination of employment, and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The exercise price and any withholding tax requirements may be paid by cash and/or delivery or attestation of already-owned shares of the Company’s common stock.

The Company’s stock option plans, including the 2005 Stock Option Plan, are administered by the Stock Option Plan Committee of Apache’s board of directors.

Options granted under the 2005 Stock Option Plan are subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. If there is a change in control of the Company, all outstanding options become automatically vested so as to make all such options fully vested and exercisable as of the date of such change of control. A change in control occurs when a person, partnership or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company’s outstanding voting securities. A change in control shall not occur if, prior to the acquisition of more than 20 percent of the Company’s voting securities, such persons, partnerships or corporations are solicited to do so by the Company’s board of directors.

(3)	The exercise price is the closing price per share of the Company’s common stock on the date of grant, as reported on The New York Exchange, Inc. Composite Transactions Reporting System.

(4)	The grant date fair value is based on the Black-Scholes option pricing model adapted for use in calculating the fair value of executive stock options, using the following assumptions for the grants made May 3, 2006: volatility — 27.79 percent; risk free rate of return — 4.98 percent; dividend yield — 0.57 percent; and expected option life — 5.5 years. There were no adjustments made to the model for non-transferability or risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the market price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides supplemental information relating to the stock-based awards held by the executive officers named in the Summary Compensation Table at year-end 2006:

Option Awards							Stock Awards
											Equity Incentive
				Equity Incentive					Equity Incentive		Plan Awards:
	Number of		Number of	Plan Awards:			Number of		Plan Awards:		Market or
	Securities		Securities	Number of			Shares or	Market Value	Number of		Payout Value of
	Underlying		Underlying	Securities			Units of	of Shares	Unearned Shares,		Unearned Shares,
	Unexercised		Unexercised	Underlying	Option	Option	Stock that	or Units of	Units or Other		Units or Other
	Options		Options	Unexercised	Exercise	Expiration	Have Not	Stock that Have	Rights That Have		Rights That Have
	Exercisable		Unexercisable	Unearned Options	Price	Date	Vested	Not Vested(1)	Not Vested		Not Vested
Name(a)	(#)(b)		(#)(c)	(#)(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)		($)(j)
Raymond Plank	57,518	(10)	—	—	14.3398	05/01/2007	3,900(2)	259,389	22,220	(6)	—	(6)
	98,636		—	—	15.2056	04/29/2008	5,300(3)	352,503	14,810	(7)	—	(7)
	57,750		—	—	14.4210	05/05/2009	16,125(4)	1,072,474	—		—
	57,750		—	—	17.9654	09/22/2009	18,800(5)	1,250,388	—		—
	31,865		—	—	49.7100	05/03/2010
	79,174		—	—	49.7100	05/02/2011
	15,875		47,625	—	56.7300	05/05/2015
	—		56,300	—	71.8800	05/03/2016
G. Steven Farris	57,750		—	—	14.4210	05/05/2009	61,598(8)	4,096,883	22,220	(6)	—	(6)
	57,750		—	—	17.9654	09/22/2009	76,998(9)	5,121,137	14,810	(7)	—	(7)
	29,253		—	—	49.7100	05/03/2010	3,900(2)	259,389	—		—
	79,174		—	—	49.7100	05/02/2011	5,300(3)	352,503	—		—
	15,875		47,625	—	56.7300	05/05/2015	16,125(4)	1,072,474	—		—
	—		56,300	—	71.8800	05/03/2016	18,800(5)	1,250,388	—		—
Roger B. Plank	38,920		—	—	14.7727	07/17/2007	1,800(2)	119,718	8,800	(6)	—	(6)
	32,802		—	—	15.2056	04/29/2008	2,400(3)	159,624	5,860	(7)	—	(7)
	16,400		—	—	11.6884	09/17/2008	5,850(4)	389,084	—		—
	18,364		—	—	14.4210	05/05/2009	6,600(5)	438,966	—		—
	18,480		—	—	17.9654	09/22/2009
	48,972		—	—	21.2663	05/03/2010
	11,682		—	—	51.1400	05/03/2010
	26,267		—	—	51.1400	05/02/2011
	1,925		5,775	—	56.7300	05/05/2015
	—		6,600	—	71.8800	05/03/2016
John A. Crum	10,510		—	—	17.9654	09/22/2009	1,300(2)	86,463	6,480	(6)	—	(6)
	55,208		—	—	21.2663	05/03/2010	1,750(3)	116,393	4,320	(7)	—	(7)
	14,090		—	—	21.2663	05/03/2010	4,275(4)	284,330	—		—
	32,802		—	—	25.1083	05/02/2011	4,900(5)	325,899	—		—
	1,400		4,200	—	56.7300	05/05/2015
	—		4,900	—	71.8800	05/03/2016
Rodney J. Eichler	18,248		—	—	15.2056	04/29/2008	1,200(2)	79,812	6,110	(6)	—	(6)
	9,124		—	—	11.6884	09/17/2008	1,600(3)	106,416	4,070	(7)	—	(7)
	10,164		—	—	14.4210	05/05/2009	4,050(4)	269,366	—		—
	10,164		—	—	17.9654	09/22/2009	4,600(5)	305,946	—		—
	12,827		—	—	21.2663	05/03/2010
	22,406		—	—	25.1083	05/02/2011
	1,328		—	—	55.6200	05/03/2010
	1,325		3,975	—	56.7300	05/05/2015
	—		4,600	—	71.8800	05/03/2016

(See footnotes on following page)

(1)	Based on the per share closing price of the Company’s common stock of $66.51 for December 29, 2006.

(2)	Vests on 05/01/2007.

(3)	Vests ratably on 05/06/2007 and 05/06/2008.

(4)	Vests ratably on 05/04/2007, 05/04/2008 and 05/04/2009.

(5)	Vests ratably on 06/01/2007, 05/03/2008, 05/03/2009 and 05/03/2010.

(6)	Vests only if $108.00 price threshold attained prior to 01/01/2009; no payout value unless vesting occurs.

(7)	Vests only if $81.00 price threshold attained prior to 01/01/2008; no payout value unless vesting occurs.

(8)	Vests on 01/01/2007 under terms of conditional grant agreement — see footnotes to Option Exercises and Stock Vested Table.

(9)	Vests on 01/01/2008 under terms of conditional grant agreement — see footnotes to Option Exercises and Stock Vested Table.

(10)	Effective March 16, 2007, Mr. Raymond Plank voluntarily relinquished a portion of this option exercisable for 22,518 common shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of restricted stock units and conditional grants:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)(i)		($)(e)(i)
Raymond Plank	0	0	38,910	(ii)	2,688,124	(ii)
G. Steven Farris	0	0	82,415	(iii)	5,667,743	(iii)
Roger B. Plank	0	0	17,496		1,210,837
John A. Crum	0	0	13,689		947,250
Rodney J. Eichler	20,326	1,120,508	11,835	(ii)	818,469	(ii)

(i)	Reflects restricted stock units vested under the terms of the Executive Restricted Stock Plan and conditional grants vested under the 2000 Share Appreciation Plan.

(ii)	For Mr. Plank, includes compensation of $471,669 related to the vesting of 6,773 shares that, after required FICA tax withholding, was deferred under the terms of Apache’s Deferred Delivery Plan. For Mr. Eichler, includes compensation of $381,444 related to the vesting of 5,503 shares that, after required FICA tax withholding, was deferred under the terms of Apache’s Deferred Delivery Plan.

(iii)	Includes compensation of $3,165,624 related to the vesting of the third periodic installment of 46,200 shares under Mr. Farris’ conditional stock award, of which 27,720 shares (60 percent) were paid to Mr. Farris in the form of stock. The value of the remaining 18,480 shares (40 percent) was paid in cash, based on the per share closing price of the Company’s common stock of $68.52 on December 30, 2005. Required tax withholding on the full amount of the third vested installment was deducted from the portion paid in cash.

On December 17, 1998, the Company’s board of directors granted a conditional stock award to Mr. Farris for a total of 100,000 shares of the Company’s common stock (230,992 shares after adjustment for the stock dividends and stock split). The award is composed of five periodic installments, commencing on January 1st of each of the next five years, and vesting on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances). To receive each installment, which is payable 40 percent in cash and 60 percent in stock, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates. Mr. Farris has all voting, dividend and liquidation rights for each installment of shares as of the applicable commencement date listed below:

6,667 shares (15,398 shares after adjustment) commencing January 1, 1999, vesting January 1, 2004

13,333 shares (30,798 shares after adjustment) commencing January 1, 2000, vesting January 1, 2005

20,000 shares (46,200 shares after adjustment) commencing January 1, 2001, vesting January 1, 2006

26,667 shares (61,598 shares after adjustment) commencing January 1, 2002, vesting January 1, 2007

33,333 shares (76,998 shares after adjustment) commencing January 1, 2003, vesting January 1, 2008.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during 2006 under the terms of the Non-Qualified Retirement/Savings Plan and/or the Deferred Delivery Plan by the executive officers named in the Summary Compensation Table:

							Aggregate
		Executive	Registrant	Aggregate		Aggregate	Balance
		Contributions in	Contributions in	Earnings in		Withdrawals/	at Last
		Last FY	Last FY	Last FY		Distributions	FYE
Name(a)		($)(b)	($)(c)	($)(d)		($)(e)	($)(f)
Raymond Plank	(i)	0	139,475	1,272		130,693	6,679
	(ii)	464,829	0	58,725		431,764	8,606,371
G. Steven Farris	(i)	125,875	265,350	335,106	(iii)	0	4,425,168
	(ii)	0	0	0		0	0
Roger B. Plank	(i)	154,431	57,328	143,880	(iii)	0	2,443,953
	(ii)	0	0	16,112		206,118	2,228,411
John A. Crum	(i)	33,104	37,326	91,239	(iii)	0	2,639,152
	(ii)	0	0	0		0	0
Rodney J. Eichler	(i)	278,229	34,976	303,734	(iii)	0	2,463,234
	(ii)	375,913	0	6,602		0	1,180,754

(i)	Non-Qualified Retirement/Savings Plan — see discussion under “Benefits and Perquisites” above.

(ii)	Deferred Delivery Plan — see discussion under “Benefits and Perquisites” above and footnote (2) to the table under “Equity Compensation Plan Information” above.

(iii)	Includes unrealized gains as follows: Mr. Farris — $97,035; Mr. Roger Plank — $69,410; Mr. Crum — $43,054; and Mr. Eichler — $137,901.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each named executive officer in each situation is listed in the following table for fiscal year 2006.

	Retirement		Termination		Change of
	or Voluntary	For Cause	without		Control
Name	Termination	Termination	Cause		Termination(4)	Death
Raymond Plank
• Employment Contract(1)	$675,000/year	$675,000/year	$675,000/year		$675,000/year	$750,000
• Income Continuance Plan	N/A	N/A	N/A		$4,900,000	N/A
Benefits Continuation
• Health	$154,000	$154,000	$154,000		$154,000	$0
• Life	$2,400	$2,400	$2,400		$2,400	$0
Unvested & Accelerated
• Restricted Stock Units	$0	$0	$0		$2,934,754	$2,934,754
• Stock Options	$0	$0	$0		$465,771	$465,771

TOTAL	$831,400	$831,400	$831,400		$9,131,925	$4,150,525
G. Steven Farris
• Employment Contract(2)	$0	$0	$6,075,000		$6,075,000	$6,075,000
• Income Continuance Plan	$0	$0	$0		$4,900,000	$0
Benefits Continuation	$0	$0	$0
• Health					$23,423	$1,952
• Life					$201,154
Unvested & Accelerated
• Restricted Stock Units(3)	$0	$0	$0		$8,055,891	$8,055,891
• Stock Options	$0	$0	$0		$465,771	$465,771

TOTAL	$0	$0	$6,075,000		$19,721,239	$14,598,614
Roger B. Plank
• Income Continuance Plan	$0	$0	$0		$1,415,000	$0
Benefits Continuation
• Health	$0	$0	$0		$34,557	$0
• Life	$0	$0	$0		$30,162	$0
Unvested & Accelerated
• Restricted Stock Units	$0	$0	$0		$1,107,392	$1,107,392
• Stock Options	$0	$0	$0		$56,480	$56,480

TOTAL	$0	$0	$0	(5)	$2,643,591	$1,163,872
John A. Crum
• Income Continuance Plan	$0	$0	$0		$1,100,000	$0
Benefits Continuation
• Health	$0	$0	$0		$34,558	$0
• Life	$0	$0	$0		$29,618	$0
Unvested & Accelerated
• Restricted Stock Units	$0	$0	$0		$813,085	$813,085
• Stock Options	$0	$0	$0		$41,076	$41,076

TOTAL	$0	$0	$0	(5)	$2,018,337	$854,161
Rodney J. Eichler
• Income Continuance Plan	$0	$0	$0		$1,050,000	$0
Benefits Continuation
• Health	$0	$0	$0		$27,284	$0
• Life	$0	$0	$0		$37,804	$0
Unvested & Accelerated
• Restricted Stock Units	$0	$0	$0		$761,540	$761,540
• Stock Options	$0	$0	$0		$38,876	$38,876

TOTAL	$0	$0	$0	(5)	$1,915,504	$800,416

(See footnotes on following page)

(1)	Mr. Raymond Plank serves the Company under an employment agreement entered into in December 1975, amended and restated in December 1990 and amended in April 1996. The agreement has an undefined term and is terminable at will by the Company’s board of directors. Mr. Plank’s annual compensation under the agreement is determined by the board of directors, but may not be less than $450,000. If his service as a director and an officer is terminated or if he retires, Mr. Plank will serve as advisor and consultant to the Company for the remainder of his life at annual compensation equal to 50 percent of his then-current annual compensation and will receive health, dental and vision benefits for himself, his spouse and his eligible dependents during the remainder of his life. Pursuant to the agreement and in exchange for surrendering life insurance coverage, an annuity was purchased for Mr. Plank that pays $31,500 annually until 2008. Mr. Plank has agreed not to render service to any of the Company’s competitors for the entire period covered by the agreement. Upon Mr. Plank’s death, a total of $750,000 shall be paid (a) to his designee in equal monthly installments over ten years, or (b) if he has made no designation, in a lump sum to his estate.

(2)	Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which he received an annual salary of $1,331,250 during 2006. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris’ employment is terminated without cause, or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (a) an amount equal to his base salary as it existed 60 days prior to termination and (b) 50 percent of the maximum amount for which he qualified under the Company’s incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris’ death during the 36-month period, the amounts described above shall be paid to his heirs or estate in addition to continuing individual dependent benefits for 60 days. Mr. Farris has agreed not to render service to any of the Company’s competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.

(3)	On December 17, 1998, Mr. Farris was granted a conditional stock award, the basic provisions of which are discussed above in the footnotes to the Option Exercises and Stock Vested Table and under the caption “Long-Term Incentives” in the report on executive compensation. Under the terms of the agreement for this award, the vesting of one or more of the two remaining periodic installments is subject to acceleration under specific circumstances. Those circumstances generally relate to (a) termination of Mr. Farris’ employment other than for cause, (b) his death or total disability, (c) an individual other than Mr. Raymond Plank or Mr. Farris becoming the Company’s chief executive officer, or (d) merger, acquisition or other “change-in-control” of the Company.

(4)	In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the officers named in the Summary Compensation Table, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued health and life benefits from the Company for up to two years, if their employment is terminated as a result of a “change in control” of the Company, as defined in the plan.

(5)	Although there is no written obligation in place for termination without cause, the company has more often than not paid executive level positions up to two times base salary and benefits continuation for two years.

Payments Made Upon Death or Disability

In the event of death for Mr. Farris, Mr. Roger Plank, Mr. Crum, or Mr. Eichler, in addition to the benefits listed above in that category, payments will also be made under the company’s life insurance plan and, in the event of disability, these executive officers would benefit under the company’s disability insurance plan. Additionally, in the event of Mr. Farris’ death or disability, the remaining installments under his conditional stock award would accelerate – see footnote (3) above.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Frederick M. Bohen, John A. Kocur, A. D. Frazier, Jr. and George D. Lawrence served on the management development and compensation committee of the Company’s board of directors for all of 2006.

Mr. Kocur, a member of the committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur receives health, dental and vision benefits.

Mr. Lawrence, a member of the committee since May 1997, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. (“Phoenix”). Mr. Lawrence joined the Company’s board of directors in May 1996, in conjunction with the Company’s acquisition of Phoenix by a merger on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

Oil and Gas Activities

F. H. Merelli, a member of Apache’s board of directors, is chairman of the board, chief executive officer and president of Cimarex Energy Co. (“Cimarex”). In the ordinary course of business, Cimarex paid to Apache during 2006 approximately $6,160,000 for Cimarex’s proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Cimarex owns interests and of which Apache is the operator. Cimarex was paid approximately $5,813,000 directly by Apache or related entities for its proportionate share of revenues from wells in which Cimarex owns an interest and of which Apache is the operator. Apache paid to Cimarex approximately $4,081,000 during 2006 for Apache’s proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Apache owns interests and Cimarex is the operator. Apache was paid approximately $3,258,000 directly by Cimarex for its proportionate share of revenues from wells in which Apache owns an interest and of which Cimarex is operator. These transactions were not material to Apache or Cimarex.

Philanthropic Activities

Since the Company was established in 1954, Apache and its employees have been committed to giving back to their communities, with special emphasis in three areas - education, the arts, and the environment. To fulfill this commitment, Apache initiated three independent non-profits - Springboard - Educating the Future, which funds and builds schools for girls in Egypt’s rural villages; The Fund for Teachers, which provides grants to fund professional development for pre-kindergarten through high school teachers; and Ucross Foundation, which provides artists with opportunities to pursue their creative work in a unique Wyoming setting, and engages in conservation and holistic ranching programs. In addition, Apache Foundation, a charitable subsidiary of Apache, is delivering on Apache’s environmental commitment by supporting tree plantings and other nature-friendly initiatives — including operation of the Ucross Foundation’s conservation and ranching programs - and other charitable causes.

During 2006, Apache and its subsidiaries made donations of $371,000 in cash, property and services to Springboard -Educating the Future (“Springboard”), a U.S. based non-profit organization initiated by Apache. With financial and operational support from Apache, its employees, officers, and directors; generous individuals; and other corporations, Springboard funded and constructed 200 schools for Egyptian girls who have limited educational opportunities in the rural villages where they reside. Apache launched this effort as a part of its commitment to improving living standards in Egypt, one of the Company’s core operating regions. At the request of Apache, George D. Lawrence, a director of Apache, serves as the non-paid, non-executive chairman of the board of Springboard, and Rodney J. Eichler, an executive vice president of the Company, serves as the non-paid president and a director of Springboard.

Apache and several of its officers and directors established the Ucross Foundation in 1981 as a non-profit organization whose primary objectives include the preservation of historic buildings, pursuit of holistic ranching practices and conservation, and the maintenance of an artists-in-residence program for writers and other artists. Since that time, the artists-in-residence program has provided a venue for more than 1,300 artists, writers, and composers, including winners of the Pulitzer Prize, the Tony Award, the National Book Award in poetry, and the Whiting Writing Awards. In 2005, the Ucross Foundation decided to focus its energies and financial resources on the artists-in-residence program. Apache Foundation agreed to operate the Ucross Foundation’s conservation and holistic ranching programs and, in December 2005, entered into a 30-year lease with Ucross Foundation, for the use of Ucross Foundation’s ranch property. The annual consideration for the lease is $110,000, indexed for inflation, plus payment of certain other expenses related to the ranch property. Apache and its subsidiaries made donations of $15,000, in cash, property and services, to Ucross Foundation in 2006, and paid an additional $1,000 for food, lodging, and other expenses incurred for executive and board meetings held at Ucross Foundation’s facilities. An Apache subsidiary also paid $41,000 to Ucross Foundation during 2006 for the lease of land and other services. To help ensure the continuity of Ucross Foundation and its charitable purposes, in February 2004, Apache’s board of directors approved a conditional charitable contribution of $10 million to be made to Ucross Foundation in the event of a change of control of Apache, as defined in its income continuance plan. During 2006, George D. Lawrence, a director of Apache, also served as the non-paid, executive chairman of the board of trustees of Ucross Foundation. In January 2007, Mr. Lawrence’s executive authority and duties were relinquished but he continues as the non-paid, non-executive chairman of Ucross Foundation. Raymond Plank, chairman of Apache’s board of directors, G. Steven Farris, a director and officer of Apache, and Roger B. Plank, an officer of Apache, are each trustees of Ucross Foundation.

During 2006, Apache and its subsidiaries made donations of $5,097,000 in cash, property, and services, to The Fund for Teachers: A Foundation to Recognize, Stimulate and Enhance (“Fund for Teachers”), a Texas non-profit corporation. In addition, during the fourth-quarter of 2006, Apache made a pledge to Fund for Teachers for $915,000 in cash and property that is to be paid in 2007 and services of $750,000 to be provided during 2007. Fund for Teachers seeks to provide resources directly to teachers to support learning experiences of their own design to increase their effectiveness with students. At the request of Apache, Frederick M. Bohen, a director of Apache, serves as the non-paid, non-executive chairman of the board of Fund for Teachers, and Patricia Albjerg Graham, a director of Apache, is a director of Fund for Teachers. Raymond Plank, chairman of Apache’s board of directors, is the founder and a director of Fund for Teachers. G. Steven Farris, a director and officer of Apache, is a director of Fund for Teachers.

In December 2006, following a decision by Apache Foundation to sell its assets located in New Ulm, Texas, and redeploy the proceeds elsewhere, Indian Creek Holdings Ltd. (owned and controlled by Apache officer Roger B. Plank and his immediate family) purchased one acre of land and two historic farmhouses at Apache Foundation’s total cost of $476,000. Two independent appraisals were obtained, the highest of which placed the market value at $441,000. The farmhouses had been used by Apache Foundation for public meetings, seminars, and other non-profit community activities.

From time to time, Apache and its subsidiaries retain Piney Creek Construction, an established firm in Buffalo, Wyoming, for management of construction projects undertaken by Apache subsidiaries. During 2006, Apache and its subsidiaries, including Apache Foundation, paid $163,000 to Piney Creek Construction for the management of construction projects in Wyoming. Piney Creek Construction is owned by Michael R. Plank, son of Raymond Plank, chairman of Apache’s board of directors, and brother of Roger B. Plank, an officer of Apache.

APPROVAL OF
THE 2007 OMNIBUS EQUITY COMPENSATION PLAN
(ITEM NO. 5 ON PROXY CARD)

The board of directors recommends that the stockholders of the Company vote FOR the proposal to approve the 2007 Omnibus Equity Compensation Plan (the “2007 Plan”). The affirmative vote of the holders of a majority of the shares of the Company’s common stock voted, in person or by proxy, and entitled to vote at the annual meeting is required to approve the 2007 Plan.

The 2007 Plan was adopted by the board of directors on February 8, 2007, subject to approval by stockholders at the next annual meeting as required by the listing standards of the NYSE and the NASDAQ.

General

The stock option plan committee (the “Committee”) of the board of directors and the full board of directors recommend approval of the 2007 Plan. A summary description of the material features of the 2007 Plan is set forth below. The 2007 Plan document has been filed with the Securities and Exchange Commission as Appendix B to this Proxy Statement and is incorporated by reference into this proposal.

Existing Equity Compensation Plans

Apache currently sponsors the 2005 Stock Option Plan and the Executive Restricted Stock Plan (the “Existing Plans”) pursuant to which 3,522,389 shares of common stock (or stock equivalents) were the subject of outstanding grants as of February 28, 2007. In addition, as of that date, 1,717,813 shares for options and 262,105 shares for restricted stock units remain available for new grants under the Existing Plans, which will be added to the 15,000,000 shares that will be authorized for issuance under the 2007 Plan. The exercise prices for outstanding stock options under the 2005 Stock Option Plan range from $52.82 to $73.34 per share. Currently in combination, the Existing Plans provide for the granting of options and restricted stock units. If the 2007 Plan is approved, no additional grants will be made under the Existing Plans. The Existing Plans will continue in existence solely for the purpose of governing still outstanding grants made prior to approval of the 2007 Plan.

In addition to the Existing Plans, Apache also has outstanding:

•	The 2005 Share Appreciation Plan, under which 3,500,000 shares have been reserved for issuance should our stock price reach either of the share price goals established in the plan.

•	The 1995 Stock Option Plan, 1996 Performance Stock Option Plan, 1998 Stock Option Plan, and 2000 Stock Option Plan, for which there is an aggregate of 3,397,369 shares reserved, as of February 28, 2007, for issuance upon the exercise of outstanding option grants.

All of these plans will continue to be effective if the 2007 Plan is approved; however, with the exception of grants related to the second price threshold ($108) under the 2005 Share Appreciation Plan, none of these plans provide for any additional grants of the benefits they provide.

With the approval of the 2007 Plan, Apache will be able to continue to use an array of equity compensation alternatives in structuring compensation arrangements for our personnel and directors. The 2007 Plan will make available awards through which eligible persons may acquire and maintain stock ownership in Apache. While the board of directors is cognizant of the potential dilutive effect of compensatory stock awards and the expense reflected on Apache’s statement of operations, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Description of the Proposed Plan

The description of the 2007 Plan set forth below is a summary of the material features of the 2007 Plan as proposed. This summary does not purport to be a complete description of all the provisions of the 2007 Plan and is qualified in all respects by the copy of the 2007 Plan included as Annex B to this Proxy Statement.

The purpose of the 2007 Plan is to provide a means to enhance the profitable growth of Apache and its subsidiaries by attracting and retaining employees and directors, through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the common stock. The 2007 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of Apache and our stockholders and their desire to remain in its employ. The 2007 Plan achieves this purpose by permitting grants of (i) incentive stock options (“Incentive Options”), (ii) options that do not constitute incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) restricted stock awards (“Restricted Stock Awards”), (iv) restricted stock units (“Restricted Stock Units”), (v) stock appreciation rights (“SARs”), (vi) performance awards, or (vii) any combination of such awards (collectively referred to as “Awards”). See “Securities To Be Offered” below.

The 2007 Plan, in part, is intended to qualify under the provisions of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The 2007 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the Proposed Plan

The Company’s board of directors has appointed the Committee to administer the 2007 Plan pursuant to its terms and all applicable state, federal, or other rules or laws. Unless otherwise limited by the 2007 Plan, Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), or any provisions of the Code, the Committee has broad discretion to administer the 2007 Plan, interpret its provisions, and adopt policies for implementing the 2007 Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock, or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2007 Plan, terminate, modify, or amend the 2007 Plan, and execute all other responsibilities permitted or required under the 2007 Plan.

Persons Who May Participate in the Proposed Plan

Any individual who provides services to Apache or its affiliates as an officer, employee, or director, including non-employee directors of the Company (an “Eligible Person”), and who is designated by the Committee to receive an Award under the 2007 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by Apache or an affiliate for purposes of determining eligibility for participation under the 2007 Plan. Any individual granted an Award which remains outstanding under the 2007 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2007 Plan with respect to the outstanding Award. Apache currently has 11 non-employee directors, 21 executive officers, and approximately 2,980 other employees who are eligible to participate in the 2007 Plan.

With respect to a grant of Incentive Options, which comply with section 422 of the Code, a Participant must be an employee of Apache or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than ten percent of the total combined voting power or value of all classes of stock of Apache or an affiliate unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110 percent of the fair market value of the common stock underlying the Incentive Option. In addition, if the fair market value of stock issuable to a Participant receiving an Incentive Option and any other Awards under the 2007 Plan exceeds $100,000, the Incentive Option will be treated as a Non-Statutory Option.

Maximum Number of Shares Subject to Award

A Participant under the 2007 Plan will be eligible to receive an Award pursuant to the terms of the 2007 Plan and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted if the Award relates to a number of shares of common stock which exceeds the number of shares which remain available under the 2007 Plan minus the number of shares issuable in settlement of or relating to all outstanding Awards under the 2007 Plan. Additionally, in each fiscal year or 12-month period, as applicable, during any part of which the 2007 Plan is in effect, no Participant may be granted (i) Awards (other than Awards designated to be paid only in cash) relating to more than 250,000 shares of common stock, subject to adjustment in a manner consistent with the other provisions of the 2007 Plan, and (ii) Awards designated to be paid only in cash having a value determined on the date of grant in excess of the fair market value of 250,000 shares of common stock.

Securities to be Offered

Shares Subject to the 2007 Plan.  The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the 2007 Plan shall not exceed 15,000,000 shares, plus any shares remaining available under the Existing Plans on the date the 2007 Plan is adopted (subject to any adjustment due to recapitalization or reorganization permitted under the 2007 Plan). Under the 2007 Plan, the total number of shares of common stock available for delivery in connection with (i) Incentive Options will not exceed 5,000,000 shares, and (ii) Restricted Stock Awards and Restricted Stock Units will not exceed 10,000,000. If common stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock, or is otherwise terminated without a delivery of shares to a Participant, the shares of common stock that were subject to that Award will again be available for issue, transfer, or exercise pursuant to Awards under the 2007 Plan to the extent allowable by law. The common stock subject to Awards pursuant to the 2007 Plan may be authorized but unissued shares, shares held by Apache in treasury, or shares that have been reacquired by Apache, including shares that have been bought on the market for the purposes of the 2007 Plan. The fair market value of the common stock on a given date will be the closing price of a share of common stock so reported by the NYSE Composite Transactions Reporting System for the date the fair market value is to be determined. If there are no transactions in Apache’s common stock on such date, the fair market value is determined as of the immediately preceding date on which there were transactions in the common stock. There are no fees, commissions, or other charges applicable to a purchase of common stock under the 2007 Plan.

Awards

Stock Options.  Apache may grant Options to Eligible Persons, including (i) Incentive Options (only to employees of Apache or its affiliates), which comply with section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2007 Plan will be stated in the Option agreement and may vary; provided, however, that the exercise price for an Option must not be less than the fair market value per share of the common stock as of the date of grant of the Option. No Option may be dated earlier than the date of the resolution of the Committee approving issuance of the Option. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. Any Incentive Option that fails to comply with section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in already-owned shares of common stock, or attestation of common stock ownership) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant.

SARs.  A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. SARs may be awarded in connection with or separate from another Award, however, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of another Award will be exercisable as the Committee determines. The term of a SAR will be for a period determined by the Committee but will not exceed ten years. SARs can be settled in cash, common stock, or other property as determined by the Committee. The exercise price for an SAR may be fixed on the date it is granted or vary according to a formula specified by the Committee at the time of grant, however, the exercise price can never be less then the fair market value of Apache’s common stock on the date of grant.

Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2007 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Committee). As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of common stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the 2007 Plan. Unless otherwise determined by the Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units.  Restricted Stock Units are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and those restrictions may lapse at such times determined by the Committee. Restricted Stock Units may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the Restricted Stock Units, or any combination thereof determined by the Committee at the date of grant or thereafter. The Committee may permit recipients of Restricted Stock Units to irrevocably elect in writing to defer receipt of all or any part of any distribution of shares of stock associated with that Restricted Stock Unit Award in accordance with the terms and conditions under the Deferred Delivery Plan (described under “Equity Compensation Plan Information” above). Dividend equivalents, in the form of additional deferred share units, will be issued under the Deferred Delivery Plan for those shares whose delivery under Restricted Stock Units has been deferred into the Deferred Delivery Plan.

Bonus Stock and Awards in Lieu of Company Obligations.  The Committee is authorized to grant common stock as a bonus, or to grant common stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2007 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of common stock or other Awards, including performance criteria associated with an Award. Any grant of common stock to an officer of Apache or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Committee.

Dividend Equivalents.  Dividend equivalents may be granted, entitling a Participant to receive cash, common stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Performance Awards.  The Committee may designate that certain Awards granted under the 2007 Plan constitute “performance” Awards (“Performance Awards”). A Performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, a Performance Award is an Award granted to a person designated by the Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation section 1.162-27 and successor regulations thereto) for the fiscal year. One or more of the following business criteria for Apache, [on a consolidated basis, and/or for specified subsidiaries or business or geographical units of Apache (except with respect to the total shareholder return and earnings per share criteria)] may be used by the Committee in establishing performance goals either in absolute amount, per share, or per barrel of oil equivalent (“boe”): pretax income or after tax income, operating profit, return on equity, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, production growth, reserve growth, and/or corporate acquisition goals based on value of assets acquired or similar objective measures. Where applicable, these standards may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between the standards, or any combination thereof, as determined by the

Committee. The Performance Awards may include a threshold level of performance below which no vesting will occur, levels of performance at which specified, limited vesting will occur, and a maximum level of performance at which full vesting will occur.

Other Provisions

Repricing.  Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a change in control, liquidation, or reorganization of the Company, no outstanding Awards granted under the 2007 Plan can be repriced without approval by the Company’s stockholders.

Tax Withholding.  At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s minimum statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization.  If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Committee as to the number and price of shares subject to an Award under the 2007 Plan.

Change in Control.  Upon a Change in Control (as such term is defined in the 2007 Plan), with respect to Awards other than Performance Awards, (i) all outstanding SARs and Options shall immediately become fully vested and exercisable in full; and (ii) the restriction period of any Restricted Stock Award or Restricted Stock Unit shall immediately be accelerated and the restrictions shall expire. With respect to Performance Awards, (i) if the Change in Control occurs after the performance goals are met for the Award, all remaining payouts will vest on the date of the Change of Control and be paid within 30 days, and (ii) if a performance goal is met after the Change in Control occurs, the payout of the Award will vest on the date the performance goal is met and be paid within 30 days.

Amendment.  Without stockholder or Participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Plan or the Committee’s authority to grant Awards under the plan, except that any amendment or alteration to the 2007 Plan, including any increase in any share limitation, shall be subject to the approval of Apache’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE or NASDAQ. The Board of Directors may otherwise, in its discretion, determine to submit other such changes to the 2007 Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2007 Plan; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards.  Except as otherwise determined at any time by the Committee as to any Awards other than Incentive Options, no right or interest of any Participant in an Award may be assigned or transferred. The Committee may permit transferability of Awards other than Incentive Options, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval from the stockholders of the Company.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2007 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2007 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Incentive Options; Nonstatutory Options; SARs.  Participants will not realize taxable income upon the grant of a Nonstatutory Option or a SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, Apache (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, Apache (or a subsidiary) will then, subject to the discussion below under “Tax Code Limitations on Deductibility,”

be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2007 Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards.  A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the Restricted Stock Units in an amount equal to the fair market value of the common stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award or bonus stock award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under section 83(b) of the Code or (ii) when the common stock is received, in cases where a Participant makes a valid election under section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, Apache (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility.  In order for the amounts described above to be deductible by Apache (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2007 Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of Apache (or a subsidiary) to obtain a deduction for amounts paid under the 2007 Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. If the 2007 Plan is approved at the annual meeting, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 250,000 shares of common stock or, with respect to Awards not related to shares of common stock, cash amounts equal to no more the fair market value (at the time of grant) of 250,000 shares of common stock, in any given fiscal year. Although the 2007 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, Apache may determine that it is in its best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards.”

As of the date of this Proxy Statement, no director, executive officer, or employee of Apache has been granted any Awards under the 2007 Plan. The Awards, if any, that will be granted to eligible persons under the 2007 Plan are subject to the discretion of the Committee and, therefore, are not determinable. Awards of equity based compensation to the directors and executive officers of Apache are disclosed under the Long Term Incentive section of the Compensation Discussion and Analysis included in this Proxy Statement. In 2006, options exercisable for 1,741,689 shares of common stock were issued to all non-officer employees as a group. If the 2007 Plan submitted to stockholders is not approved by stockholders at the annual meeting, the 2007 Plan will not be adopted and no Awards will be granted under the 2007 Plan.

Recommendation and Required Affirmative Vote

The Board of Directors recommends that stockholders vote FOR the approval of the proposed Apache 2007 Omnibus Equity Compensation Plan. Because each of Apache’s directors and executive officers will be eligible to receive Awards under the proposed plan, each of the directors and executive officers of Apache has an interest in, and may benefit from, the adoption of the proposed plan.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock voted, in person or by proxy, and entitled to vote at the 2007 annual meeting is required to approve the 2007 Plan. The 2007 Plan and any awards granted thereunder are conditional upon and of no force or effect unless the 2007 Plan receives approval by the requisite vote of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED 2007 OMNIBUS EQUITY COMPENSATION PLAN.

CONSIDERATION OF STOCKHOLDER PROPOSAL
(ITEM NO. 6 ON PROXY CARD)

The proponent of the following stockholder proposal has stated that it intends to present such proposal at the annual meeting. If the stockholder proponent, or a qualified representative, is present and submits the proposal for a vote, then the proposal will be voted on at the annual meeting. In accordance with federal securities regulations, we have included the stockholder proposal and supporting statement exactly as submitted by the proponent. The Company is not responsible for the content of the stockholder proposal or the supporting statement. The board of directors has recommended a vote AGAINST the proposal for the reasons set forth below. The proponent states that it holds 2,174 shares of the Company’s common stock (0.00066 percent of the shares issued and outstanding as of February 28, 2007). The proponent’s address is 1625 L Street, N.W., Washington, D.C. 20036.

Proposal — Reimbursement of Proxy Expenses (Item No. 3 on Proxy Card)

The following proposal has been sponsored by the American Federation of State, County and Municipal Employees (“AFSCME” or the “Union”) on behalf of the AFSCME Employee Pension Plan:

“RESOLVED, that pursuant to section 109 of the Delaware General Corporation Law and Article XIII section 1 of the bylaws of Apache Corporation (“Apache”), stockholders of Apache hereby amend the bylaws to add the following Section 22 to Article V.”

“The board of directors shall cause the corporation to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the corporation’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) the election of fewer than 50% of the directors to be elected is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the corporation’s board of directors, (c) stockholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

SUPPORTING STATEMENT

“In our opinion, the power of stockholders to elect directors is the most important mechanism for ensuring that corporations are managed in stockholders’ interests. Some corporate law scholars posit that this power is supposed to act as a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs.”

“The safety valve is ineffective, however, unless there is a meaningful threat of director replacement. We do not believe such a threat currently exists at most U.S. public companies, including Apache. Harvard Law School professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S. public companies from 1996 through 2002 that did not seek to change control of the corporation.”

“The unavailability of reimbursement for director election campaign expenses for so-called “short slates”— slates of director candidates that would not comprise a majority of the board, if elected — contributes to the scarcity of such contests. (Because the board approves payment of such expenses, as a practical matter they are reimbursed only when a majority of directors have been elected in a contest.) The proposed bylaw would provide reimbursement for reasonable expenses incurred in successful short slate efforts — but not contests aimed at changing control by ousting a majority or more of the board — with success defined as the election of at least one member of the short slate.

“The bylaw would also cap reimbursable expenses at the amount expended by the company on the contested election. We believe that the amount spent by a dissident stockholder or group will rarely exceed the amount spent by the company, but the cap ensures that the availability of reimbursement does not create an incentive for wasteful spending.”

“We urge stockholders to vote for this proposal.”

The Company’s board of directors unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

The stated purpose of the proposal is to encourage proxy contests by requiring all of our stockholders to bear the expense of any one stockholder who seeks to elect candidates of its own choosing to the board, permitting campaigns by minority stockholders (at no cost to them) to seat special interest candidates. The proposal asks the board to adopt a standard for reimbursing proxy solicitation expenses that is inconsistent with Delaware law and that would cause the Company’s board of directors to abdicate its fiduciary responsibility to determine whether insurgents should be reimbursed for such expenses.

The Company’s board of directors is charged with choosing director nominees that represent the interests of all stockholders and it chooses candidates who will promote long-term stockholder value for all. The board of directors has been highly successful in this role, with Apache achieving consistent strong growth in operating results. Individual stockholders are not bound by the fiduciary duties that require directors to nominate director candidates who will serve all of our stockholders and pursue Apache’s best interests. Individual stockholders may pursue their own personal interests and are free to nominate director candidates without regard to whether those candidates are committed to the long-term best interests of other stockholders. To impose upon Apache the obligation to pay for the campaigns of opposition candidates, regardless of their fitness or suitability, would not represent good governance and would do little to further our business strategies.

The board of directors also disagrees with the apparent premise underlying the proposal: that proxy contests designed to elect representatives of particular constituencies are a good thing for the Company, its stockholders, employees, and other stakeholders. To the contrary, proxy contests of this type can lead to a balkanized board of directors where competing factions make it difficult for a company to pursue a successful business model. The board of directors believes that the best results for stockholders are obtained when directors act together constructively and collegially to create stockholder value.

The board of directors is also concerned that encouraging proxy contests may deter capable men and women from agreeing to join the board. Through the Corporate Governance and Nominating Committee, the board of directors considers persons suggested by stockholders and others as potential directors. The board of directors believes that some attractive director candidates would not be interested in standing for election to the board of directors if they believe that the nominating process will give rise to frequent proxy contests. Hence, adoption of the proposal could impair our ability to attract accomplished candidates to serve Apache as directors.

For the reasons set forth above, the board of directors believes that the proposal will not serve the best interests of the Company and its stockholders.

THE COMPANY’S BOARD OF DIRECTORS, THEREFORE, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE UNION’S PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP was the Company’s independent registered public accounting firm for the fiscal year 2006. Representatives of Ernst & Young will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions regarding Apache business.

Ernst & Young’s audit report on Apache’s consolidated financial statements as of and for the fiscal year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, and it was not qualified or modified as to uncertainty or audit scope; however, it was modified for the addition of new accounting principles.

During Apache’s most recent fiscal year ended December 31, 2006, and through the filing date of this proxy statement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report; and there were no reportable events, as described in Item 304 (a) (1) (v) of Regulation S-K.

During 2006 and 2005, Ernst & Young provided various services to Apache. The aggregate fees for each of the following types of services are set forth below:

Description	Amounts (in thousands)
	2006	2005
Audit Services(1)	$4,823	$3,963
Audit-Related Services(2)	$280	$232
Tax Services(3)	$649	$662
All Other Services(4)	$0	$0

(1)	Audit Services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews.

(2)	Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among other things, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services”, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

(3)	Tax Services include, tax return preparation assistance, tax planning, tax-related and structuring-related consultation, and tax-related acquisition due diligence.

(4)	All Other Services are fees for products and services other than those in the three categories above.

The audit committee of the Company’s board of director’s reviews summaries of the services provided by Ernst & Young and the related fees, and has taken into consideration whether the provision of non-audit services by Ernst & Young is compatible with maintaining auditor independence.

FUTURE STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company’s bylaws. Should a stockholder wish to have a proposal appear in the Company’s proxy statement for next year’s annual meeting, under the regulations of the SEC, it must be received by the Company’s corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400) on or before November 30, 2007.

SOLICITATION OF PROXIES

Solicitation of proxies for use at the annual meeting may be made in person or by mail or telephone, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson Inc. to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $12,000 plus expenses. All costs of the solicitation will be borne by the Company.

By order of the Board of Directors

APACHE CORPORATION

C. L. Peper
Corporate Secretary

NOTE: Stockholders are requested to promptly vote their shares using one of the methods explained on pages 1 and 2 of this proxy statement.

GOVERNANCE PRINCIPLES

The following principles have been recommended by the Corporate Governance and Nominating Committee (the “CG&N Committee”) of the board of directors of Apache Corporation (the “Company”) and have been approved by the board of directors of the Company and, along with the certificate of incorporation, bylaws, committee charters, and key policies and practices of the board of directors and its committees, provide the framework for the governance of the Company. The board of directors recognizes that there is an on-going and energetic debate about corporate governance, and it will review these principles and other aspects of the Company’s governance, as it deems necessary from time to time. These Governance Principles will be posted on the Company’s web site and will be mailed to stockholders upon written request.

Role of the Board of Directors and Management

The Company’s business is conducted by its employees, managers, and officers, under the direction of the chief executive officer (“CEO”) and the oversight of the board of directors, to enhance the long-term value of the Company for its stockholders. The board of directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Both the board of directors and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, government officials, and the public at large.

Functions of the Board of Directors

The board of directors will hold at least four regularly scheduled meetings a year at which it will review and discuss reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. To the extent practicable, the appropriate officers of the Company will provide the directors with relevant materials in advance of each board meeting. The standing committees of the board, described below, will meet on such schedule as the members of the committees deem appropriate. Directors are expected to attend all scheduled meetings of the board of directors and all scheduled meetings of any committee of which they are a member and to review the applicable meeting materials in advance of the meeting. In addition to its general oversight of management, the board also performs a number of specific functions, including:

a. selecting, evaluating, and compensating the CEO and overseeing CEO succession planning;

b. providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

c. reviewing, approving, and monitoring fundamental financial and business strategies and major corporate actions;

d. assessing major risks facing the Company and reviewing options for their mitigation; and

e. ensuring processes are in place for maintaining the integrity of the Company and its financial statements and reporting, ensuring the Company’s compliance with law, and providing for the Company’s ethical conduct in its relationships with customers, suppliers, government officials, employees, stockholders, and other stakeholders.

Qualifications of Board Members

Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company’s stockholders. The CG&N Committee is responsible for recommending to the board of directors policies and principles for the qualification and selection of nominees to the board of directors. Nominees for election to the board of directors shall be selected by the CG&N Committee and approved by the full board of directors.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. If a significant change in the personal circumstances, including a change in his or her principal job responsibilities, of a director should occur, the director shall immediately notify the CG&N Committee to permit the CG&N Committee to review the appropriateness of the director’s continued service on the board of directors or on any committee of the board of directors, and the CG&N Committee shall present its recommendations to the full board of directors for its consideration and action.

Directors of the Company who also serve as CEOs or in equivalent positions should not serve on more than two boards of directors of public companies in addition to the Company’s board of directors, and other Company directors should not serve on more than four other boards of directors of public companies in addition to the Company’s board of directors.

The board does not believe that arbitrary term limits on directors’ service or a mandatory retirement age are appropriate. Directors who have served on the board of directors for an extended period of time are able to provide valuable insight into the operations and future of the Company, based on their experience with and understanding of the Company’s history and objectives. The board of directors believes that the annual reviews of the directors, described below, as well as evolving standards of board membership will provide a more effective means of ensuring a proper evaluation of the continuation of service by individual directors.

Independence of Directors

At least a majority of the directors will be independent directors pursuant to the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the New York Stock Exchange, NASDAQ, and the Securities and Exchange Commission. Annually, in time for disclosure in the proxy statement for the annual meeting of stockholders, the board of directors will make affirmative determinations that each director who is considered to be independent does meet the applicable standard of independence.

Size of Board and Selection Process

The board of directors has determined that the number of directors should be no less than nine and no more than fifteen. Under the Company’s restated certificate of incorporation, the directors have been divided into three classes for election at the annual meetings of the stockholders of the Company and serve three-year terms. The board of directors will propose a slate of nominees to the stockholders for election to the board. Between annual stockholders meetings, the board of directors may elect directors to fill a vacancy on the board of directors (including a vacancy created by an increase in the number of directors) to serve until the next annual meeting.

Board Committees

The board has established the following committees to assist the board in discharging its responsibilities: (i) the Audit Committee; (ii) Management Development and Compensation Committee (“MD&C Committee”) (with a Stock Option Plan Subcommittee); (iii) the CG&N Committee; and (iv) the Executive Committee. The current charters and key practices of the Audit Committee, MD&C Committee, and the CG&N Committee are published on the Company’s web site, and will be mailed to stockholders upon written request to the corporate secretary of the Company. In addition to any formal reports submitted to the board of directors, the committee chairs shall report the highlights of their meetings to the full board following each meeting of their respective committees.

Independence of Committee Members

In addition to the requirement that a majority of the members of the board of directors satisfy applicable independence standards, discussed above, all members of the Audit Committee, the MD&C Committee, and the CG&N Committee shall be independent. In addition, all members of the Audit Committee must also satisfy any additional independence requirements provided by applicable laws, regulations, and listing standards, including, without limitation, restrictions on compensation to be received by Audit Committee members.

Meetings of Independent Directors

The independent directors shall hold regularly scheduled executive meetings as often as they determine appropriate, but in any event at least twice each year. The presiding director for each executive meeting shall rotate through the independent directors in alphabetical order, and the presiding director shall act as the chair of the executive meeting. The Company’s corporate secretary shall act as secretary of the executive meetings, unless the independent directors shall otherwise direct.

Self-Evaluation

The board of directors and each committee shall conduct an annual self-evaluation to determine whether members believe the board of directors or the committee is functioning properly. The CG&N Committee shall develop policies and procedures for these evaluations and shall annually report the results of these evaluations to the board of directors. The results of the evaluations shall be discussed by the board of directors at the first meeting of the board of directors after the end of each fiscal year with a particular focus on those areas where the board of directors or management believe the board of directors or a committee needs to make improvements or changes.

Ethics and Conflicts of Interest

Each director, executive officer, and employee of the Company shall comply with the requirements of the Company’s Code of Business Conduct, which is available on the Company’s web site.

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company’s corporate secretary, who will forward such communications to the independent directors.

Compensation of the Board Members

The form and amount of director compensation will be determined by the board of directors with input and advice from the CG&N Committee. In setting the director’s compensation, the board of directors will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated. The board of directors believes that all directors should own equity in the Company and that there should be compensation programs to award equity ownership to directors.

Succession Plan

Following the receipt of the recommendations of the MD&C Committee, the board of directors shall approve and maintain a succession plan for the CEO.

Annual Compensation Review of Senior Management

The MD&C Committee shall annually approve the goals and objectives for compensating the Chairman of the Board and the CEO. The MD&C Committee shall evaluate the performance of the Chairman of the Board and the CEO in light of these goals and recommend the Chairman of the Board’s and the CEO’s salary, bonus, and other incentive and equity compensation for approval by the independent directors on the board of directors. The MD&C Committee shall also assist the Chairman of the Board, the CEO, and the board of directors in evaluating and approving the compensation structure for the Company’s other executive officers.

Director Access to Officers, Employees, and Independent Advisors

Directors shall have full and free access to the executive officers of the Company. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company.

The board of directors expects regular attendance and participation at each board meeting by the senior officers of the Company.

The board of directors and, to the extent required by law, regulation, or listing standard, all committees, shall have the power to hire, and determine the terms of employment for, independent legal, financial, or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company.

Director Orientation and Continuing Education

All new directors must participate in an orientation program that should be conducted as soon as reasonably practicable after each new director’s election. This orientation should include presentations or material prepared by senior management and employees of the Company to familiarize new directors with the Company’s strategic plans, its significant financial, accounting, and risk management issues, its compliance programs, its Code of Business Conduct, its principal officers, and its internal and independent auditors. All other directors should also be invited to attend the program. The board of directors will also consider whether or not continuing education for all directors may be warranted. The Company will pay the expenses for a director’s participation in continuing education programs approved by the CG&N Committee.

Limitation

These Guidelines are not intended to, and do not, create any legal or fiduciary duties or other responsibilities or form the basis for a claim of breach of fiduciary duty or potential liability. These Guidelines are subject to modification and interpretation of the board. These guidelines do not modify the Company’s bylaws and are subject to the Company’s bylaws and certificate of incorporation.

APACHE CORPORATION
2007 Omnibus Equity Compensation Plan

Section 1

Introduction

1.1 Establishment.  Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliates (as defined below) as the “Company” except where the context otherwise requires), hereby establishes the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”).

1.2 Purpose.  The purpose of the Plan is to provide Eligible Persons designated by the Committee for participation in the Plan with equity-based incentives to: (i) encourage such individuals to continue in the long-term service of the Company and its Affiliates, (ii) create in such individuals a more direct interest in the future success of the operations of the Company, (iii) attract outstanding individuals, and (iv) retain and motivate such individuals. The Plan is intended to provide eligible individuals with the opportunity to invest in the Company, thereby relating incentive compensation to increases in stockholder value and more closely aligning the compensation of such individuals with the interests of the Company’s stockholders.

Accordingly, this Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as the Committee determines is best suited to the circumstances of the particular individual as provided herein.

1.3 Effective Date.  The Effective Date of the Plan (the “Effective Date”) shall be May 2, 2007. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company. The Committee may award grants, the entitlement to which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.

Section 2

Definitions

2.1 Definitions.  The following terms shall have the meanings set forth below:

(a) “Administrative Agent” means any designee or agent that may be appointed by the Committee pursuant to subsections 3.1(h) and 3.4 hereof.

(b) “Affiliate” means any entity other than the Company that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Eligible Person provides services to such an entity and not to the Company, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Internal Revenue Code Section 409A, with respect to such individual; provided further that such definition of “service recipient” shall be determined by (a) applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of an Option or SAR to such an individual is based upon legitimate business criteria, by applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Internal Revenue Code Section 1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2; provided further that for purposes of ISOs, “Affiliate” shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code.

(c) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or any other stock-based award granted to a Participant under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” shall have the meaning assigned to such term in the Company’s Income Continuance Plan as in effect on the Effective Date.

(f) “Committee” means the Stock Option Plan Committee of the Board or such other Committee of the Board that is empowered hereunder to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Treasury Regulations Section 1.162-27 (e)(3)) and to satisfy such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

(g) “Deferred Delivery Plan” means the Company’s Deferred Delivery Plan, as it has been or may be amended from time to time, or any successor plan.

(h) “Dividend Equivalent” means a right, granted to an Eligible Person to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(i) “Eligible Persons” means those employees of the Company or of any Affiliates, members of the Board, and members of the board of directors of any Affiliates who are designated as Eligible Persons by the Committee. Notwithstanding the foregoing, grants of Incentive Stock Options may not be granted to anyone who is not an employee of the Company or an Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exercise Date” means the date of exercise determined in accordance with subsection 6.2(g) hereof.

(l) “Fair Market Value” means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed on such date, as reported on NASDAQ or on such other exchange or electronic trading system which, on the date in question, reports the largest number of traded shares of Stock, provided, however, that if on the date Fair Market Value is to be determined there are no transactions in the Stock, Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Stock; provided further, however, that if the foregoing provisions are not applicable, the fair market value of a share of the Stock as determined by the Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided further, however, that, with respect to ISOs, such Fair Market Value shall be determined subject to Section 422(c)(7) of the Internal Revenue Code.

(m) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option and which satisfies the requirements of Section 422 of the Internal Revenue Code or any successor provision thereto.

(n) “Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference to a section of the Internal Revenue Code or Treasury Regulation shall be treated as a reference to any successor section.

(o) “Non-Qualified Stock Option” or “NQSO” means any Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code.

(p) “Option” means an option to purchase a number of shares of Stock granted pursuant to subsection 6.1.

(q) “Option Price” means the price at which shares of Stock subject to an option may be purchased, determined in accordance with subsection 6.2(b) hereof.

(r) “Participant” means an Eligible Person designated by the Committee, from time to time during the term of the Plan to receive one or more Awards under the Plan.

(s) “Performance Award” is a right to either a number of shares of Stock or SARs (“Performance Shares”) determined (in either case) in accordance with subsection 9.1 of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with subsection 9.2 hereof.

(t) “Performance Goals” are the performance conditions, if any, established pursuant to subsection 9.1 by the Committee in connection with an Award.

(u) “Performance Period” with respect to a Performance Award is a period not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar of fiscal year in which a particular Performance Period commences.

(v) “Prior Plans” means the Company’s 2005 Stock Option Plan and the Executive Restricted Stock Plan.

(w) “Restricted Stock” means Stock granted to an Eligible Person under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 8 hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(y) “Restriction Period” shall have the meaning assigned to such term in subsection 8.1.

(z) “Stock” means the $0.625 par value common stock of the Company and or any security into which such common stock is converted or exchanged upon merger, consolidation, or any capital restructuring (within the meaning of Section 13) of the Company.

(aa) “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive an amount in cash, Stock, or other property equal to the excess of the Fair Market Value as of the Exercise Date of one share of Stock over the SAR Price times the number of shares of Stock to which the Stock Appreciation Right relates. Stock Appreciation Rights may be granted in tandem with Options or other Awards or may be freestanding.

(bb) “SAR Price” means the price at which the Stock Appreciation Right was granted, which shall be determined in the same manner as the Option Price of an Option in accordance with subsection 6.2 hereof.

2.2  Headings; Gender and Number.  The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3

Plan Administration

3.1 Administration by the Committee.  The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, the authority to:

(a) Grant Awards;

(b) Select the Eligible Persons and the time or times at which Awards shall be granted;

(c) Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award;

(d) Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(e) Construe and interpret the Plan and any Award;

(f) Prescribe, amend, and rescind rules and procedures relating to the Plan;

(g) Determine the terms and provisions of agreements;

(h) Appoint designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan; and

(i) Make all other determinations deemed necessary or advisable for the administration of the Plan.

3.2  The Committee shall, in its absolute discretion, and without amendment to the Plan, have the power to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code if such discretion would cause the Award to not so qualify. In the event of a Change of Control, the provisions of Section 12 hereof shall be mandatory and shall govern the vesting and exercisability schedule of any Award granted hereunder.

3.3 No member of the Committee shall be liable for any action, omission, or determination made in good faith. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.4 The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such inconsistency.

3.5 Compliance with Section 162(m).  Except as expressly otherwise stated in any resolution of the Committee, the Plan is intended to comply with the requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code (“Section 162(m)”) as to any “covered employee” as defined in Section 162(m), and shall be administered, interpreted, and construed consistently therewith. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan and any Award under the Plan satisfy the requirements of Section 162(m), taking into account any regulations or other guidance issued by the Internal Revenue Service.

Section 4

Stock Subject to the Plan

4.1 Number of Shares.  Subject to adjustments pursuant to Section 4.4 hereof, up to 15,000,000 shares of Stock, plus any shares of Stock available for issuance under the Prior Plans but not underlying outstanding stock options or other awards under the Prior Plans or which shares are allocable to any outstanding stock options or other awards under the Prior Plans to the extent such stock options or other awards expire, are forfeited or otherwise terminate unexercised, are authorized for issuance under the Plan in accordance with the Plan’s terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Of such total number of shares of Stock so authorized, not more than 10,000,000 may be designated for Restricted Stock, Restricted Stock Units, and Performance Awards. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 10 percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after the 10-year anniversary of the Effective Date. The foregoing to the contrary notwithstanding, the total number of shares of Stock that may be issued pursuant to ISOs granted under the Plan shall be equal to 5,000,000, subject to adjustments pursuant to Section 4.4 hereof.

4.2 Availability of Shares Not Issued under Awards.  If shares of Stock which may be issued pursuant to the terms of the Plan awarded hereunder are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

4.3 Stock Offered.  The Company shall at all times during the term of the Plan retain as authorized and unissued Stock and/or Stock in the Company’s treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.4 Adjustments for Stock Split, Stock Dividend, Etc.  If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock or rights to acquire Stock, or through a Stock split, reverse Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (any of the foregoing being herein called a “capital restructuring”), then in relation to the Stock that is affected by one or more of the above events, the numbers, rights, and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events, (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued pursuant to subsections 4.1 and 4.10, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Internal Revenue Code; (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.

4.5 Other Changes in Stock.  In the event there shall be any change, other than as specified in subsections 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.6 Rights to Subscribe.  If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under an outstanding Award to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the aggregate Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities as if the Participant had exercised his entire Option immediately prior to the grant of such additional shares or other securities.

4.7 General Adjustment Rules.  No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.8 Determination by the Committee, Etc.  Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

4.9 Code Section 409A.  For any Award that is not subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall be made that would cause the Award to become subject to Internal Revenue Code Section 409A. For an Award that is subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall cause the Award to violate Internal Revenue Code Section 409A, without the prior written consent of both the Participant and the Committee.

4.10 Award Limits.  The following limits shall apply to grants of all Awards under the Plan:

Options:  The maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 250,000 shares.

SARs:  The maximum aggregate number of shares that may be subject to Stock Appreciation Rights granted in any calendar year to any one Participant shall be 250,000 shares. Any shares covered by Options which include tandem SARs granted to one Participant in any calendar year shall reduce this limit on the number of shares subject to SARs that can be granted to such Participant in such calendar year.

Restricted Stock or Restricted Stock Units:  The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year to any one Participant shall be 250,000 shares.

Performance Awards:  The maximum aggregate grant with respect to Performance Awards granted in any calendar year to any one Participant shall be 250,000 shares (or SARs based on the value of such number of shares).

To the extent required by Section 162(m) of the Code, shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.

Section 5

Granting of Awards to Participants

5.1 Participation.  Participants in the Plan shall be those Eligible Persons who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation, and development of the Company or an Affiliate, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company’s long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, as soon as practicable, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights, and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

Awards granted to members of the Board shall be recommended to the full Board by the Management Development and Compensation Committee and approved by the full Board.

5.2 Notification to Participants and Delivery of Documents.  As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the date of grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period (as defined in subsection 8.1), and (f) any other terms or conditions imposed by the Committee with respect to the Award.

5.3 Delivery of Award Agreement.  This requirement for delivery of a written Award agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant’s receipt of such electronic delivery is available to the Company and such delivery is not prohibited by applicable laws and regulations.

Section 6

Stock Options

6.1 Grant of Stock Options.  Coincident with or following designation for participation in the Plan, an Eligible Person may be granted one or more Options. Grants of Options under the Plan shall be made by the Committee. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 6.2(j) hereof.

6.2 Stock Option Agreements.  Each Option granted under the Plan shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option (or, if no such identification is made, then it shall be a Non-Qualified Stock Option) and evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Option is granted, and which shall contain the following terms and conditions set out in this subsection 6.2, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate.

(a) Number of Shares.  Each Stock Option agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b) Price.  The price at which each share of Stock covered by an Option may be purchased, the Option Price, shall be determined in each case by the Committee and set forth in the Stock Option agreement. The price may vary according to a formula specified in the Stock Option agreement, but in no event shall the Option Price ever be less than the Fair Market Value of the Stock on the date the Option is granted.

(c) No Backdating.  There shall be no backdating of Options, and each Option shall be dated the actual date that the Committee adopts the resolution awarding the grant of such Option.

(d) Limitations on Incentive Stock Options.  No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Internal Revenue Code) Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Affiliate) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(e) Duration of Options.  Each Stock Option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date an Option is granted.

(f) Termination of Options.  During the lifetime of a Participant to whom a Stock Option is granted, the Stock Option may be exercised only by such Participant or, in the case of disability (as determined pursuant to the Company’s Long-Term Disability Plan or any successor plan) by the Participant’s designated legal representative, except to the extent such exercise would cause any Award intended to qualify as an ISO not to so qualify. Once a Participant to whom a Stock Option was granted dies, the Stock Option may be exercised only by the personal representative of the Participant’s estate. Unless the Stock Option agreement shall specify a longer or shorter period, at the discretion of the Committee, then the Participant (or representative) may exercise the Stock Option for a period of up to three months after such Participant terminates employment or ceases to be a member of the Board.

(g) Exercise, Payments, Etc.

(i) Each Stock Option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company or to the Administrative Agent of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment to the Company of the aggregate Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The Participant’s obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice through means satisfactory to the Committee and prescribed by the Company. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary or by the Administrative Agent and payment is made to the Company of the aggregate Option Price (the “Exercise Date”); however, if payment of the aggregate Option Price is made pursuant to a sale of shares of Stock as contemplated by subsection 6.2(g)(iv)(E) below, the Exercise Date shall be deemed to be the date of such sale. If requested by the Company, such notice shall contain the Participant’s representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Exchange Act or any applicable state law, and such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place upon delivery of such notice to the Office of the Secretary of the Company or to the Administrative Agent, at which time the aggregate Option Price shall be paid in full to the Company by any of the methods or any combination of the methods set forth in subsection 6.2(g)(iv) below.

(ii) The shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and either (A) delivered by electronic means to an account designated by the Participant or (B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock. If shares of Stock are used to pay all or part of the aggregate Option Price, the Company shall issue and deliver to the Participant the additional shares of Stock, in excess of the aggregate Option Price or portion thereof paid using shares of Stock, to which the Participant is entitled as a result of the Option exercise.

(iii) The Company’s obligation to deliver the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be subject to the payment in full to the Company of the aggregate Option Price and the required tax withholding.

(iv) The aggregate Option Price shall be paid by any of the following methods or any combination of the following methods:

(A) in cash, including the wire transfer of funds in U.S. dollars to one of the Company’s bank accounts located in the United States, with such bank account to be designated from time to time by the Company;

(B) by personal, certified or cashier’s check payable in U.S. dollars to the order of the Company;

(C) by delivery to the Company or the Administrative Agent of certificates representing a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is equal to the aggregate Option Price of the Option being exercised, properly endorsed for transfer to the Company, provided that the shares of Stock used for this purpose must have been owned by the Participant for a period of at least six months;

(D) by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the aggregate Option Price of the Option being exercised, provided that the shares of Stock used for this purpose have been owned by the Participant for a period of at least six months; or

(E) by delivery to the Company or the Administrative Agent of a properly executed notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as noted in subsection 6.2(g)(iv)(A) and (B) above, the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the aggregate Option Price.

(h) Tax Withholding.  Each Stock Option agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for not less than the minimum amount of tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, by payment of such taxes in cash (including wire transfer), by check, or as provided in Section 11 hereof.

(i) Repricing Prohibited.  Subject to Sections 4, 6, 12, 13, and 16, outstanding Stock Options granted under this Plan shall not be repriced without approval by the Company’s stockholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or grant price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or grant price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option or SAR having an Option Price or grant price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

(j) Stockholder Privileges.  No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.

(k) Section 409A Avoidance.  Once granted, no Stock Option shall be modified, extended, or renewed in any way that would cause the Stock Option to be subject to Internal Revenue Code Section 409A. The Option Period shall not be extended to any date that would cause the Stock Option to become subject to Internal Revenue Code Section 409A. The Option Price shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Stock Option is exercised; however, the right to one or more dividends declared and paid on the Stock between the date of grant and the date the Option is exercised may be set forth in a separate arrangement.

Section 7

7.1 Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Options, and Restricted Stock. Stock Appreciation Rights granted in tandem with any Award must be granted at the same time as the Award is granted. Stock Appreciation Rights granted in tandem with Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options Options granted in tandem with Stock Appreciation Rights shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Appreciation Rights. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 4 and subsection 6.2 for Options, including, but not limited to, the requirements of subsections 6.2(b), (d), and (i) and subsection 4.7 regarding general adjustment rules, minimum price, duration, and prohibition on repricing.

7.2 Section 409A Avoidance.  The SAR Price may be fixed on the date it is granted or the SAR Price may vary according to an objective formula specified by the Committee at the time of grant. However, the SAR Price can never be less than the Fair Market Value of the Stock on the date of grant. The SAR grant must specify the number of shares to which it applies, which must be fixed at the date of grant (subject to adjustment pursuant to Sections 4, 6, and 11). Once granted, no SAR shall be modified, extended, or renewed in any way that would cause the SAR to be subject to Internal

Revenue Code Section 409A. The period during which the SAR may be exercised shall not be extended to any date that would cause the SAR to become subject to Internal Revenue Code Section 409A. The value of the SAR shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised; however, the right to one or more dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised may be set forth in a separate arrangement.

Section 8

Restricted Stock and Restricted Stock Units

8.1 Restriction Period.  At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) and attainment of performance goals during which certain restrictions established by the Committee shall apply to the Award. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to Sections 12 and 13 hereof, the Restriction Period applicable to a particular Award shall not be changed. Restricted Stock or Restricted Stock Units may or may not be subject to Internal Revenue Code Section 409A. If they are subject to Internal Revenue Code Section 409A, the grant of the Restricted Stock or Restricted Stock Units must contain the provisions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Restricted Stock or Restricted Stock Units beyond the date of vesting, (ii) the timing of any payout election, and (iii) the timing of the settlement of Restricted Stock or a Restricted Stock Unit. Restricted Stock or Restricted Stock Units that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Restricted Stock or Restricted Stock Unit vests, but only to the extent permitted in IRS guidance of general applicability.

8.2 Certificates for Stock.  Restricted Stock shall be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock represented by a stock certificate registered in the name of the Participant.

8.3 Restricted Stock Terms and Conditions.  Participants shall have the right to enjoy all shareholder rights during the Restriction Period except that:

(a) The Participant shall not be entitled to delivery of the Stock certificate until the Restriction Period shall have expired.

(b) The Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period.

(c) A breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock and any dividends withheld thereon.

(d) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may specify whether any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

8.4 Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.5 Deferral of Receipt of Restricted Stock Units.  With the consent of the Committee, a Participant who has been granted a Restricted Stock Unit may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Restricted Stock Unit Award in accordance with the terms and conditions under the Deferred Delivery Plan. The terms and conditions of any such deferral, including, but not limited to, the period of time for, and form of, election; the manner and method of payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend, or cancel any and all of the rights, procedures, mechanics, and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the pay out of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but only to the extent that the payment or the change in timing of the payment will not cause a violation of Internal Revenue Code Section 409A.

8.6 Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or an Affiliate in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

8.7 Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to risk of forfeiture, as the Committee may specify.

Section 9

Performance Awards

9.1 Establishment of Performance Goals for Company.  Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion on or before the date of grant and within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for performance-based compensation. Such Performance Goals may include or be based upon any of the following criteria, either in absolute amount, per share, or per barrel of oil equivalent (boe): pretax income or after tax income, operating profit, return on equity, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, production growth, reserve growth, and/or corporate acquisition goals based on value of assets acquired or similar objective measures.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between Performance Goals, or any combination thereof, as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, division, operating company, test strategy, or new venture of the Company and/or its Affiliates.

Notwithstanding any other provision of the Plan, payment or vesting of any Performance Award shall not be made until the applicable Performance Goals have been satisfied and any other material terms of such Award were in fact satisfied. The Committee shall certify in writing the attainment of each Performance Goal. Notwithstanding any provision of the Plan to the contrary, with respect to any Performance Award, (a) the Committee may not adjust, downwards or upwards, any amount payable, or other benefits granted, issued, retained, and/or vested pursuant to such an Award on account of satisfaction of the applicable Performance Goals and (b) the Committee may not waive the achievement of the applicable Performance Goals, except in the case of the Participant’s death, disability, or involuntary termination of employment by the Company or an Affiliate without cause, or a Change of Control.

9.2 Levels of Performance Required to Earn Performance Awards.  At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

9.3 Other Restrictions.  The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Stock earned. The Committee may provide that shares of Stock issued in connection with a Performance Award be held in escrow and/or legended. Performance Awards may or may not be subject to Internal Revenue Code Section 409A. If a Performance Award is subject to Internal Revenue Code Section 409A, the Performance Award grant agreement shall contain the terms and conditions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Performance Award, (ii) the timing of any payout election, and (iii) the timing of the actual payment of the Performance Award. Performance Awards that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Performance Award is paid, but only to the extent permitted in IRS guidance of general applicability.

9.4 Notification to Participants.  Promptly after the Committee has established the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established.

9.5 Measurement of Performance against Performance Goals.  The Committee shall, as soon as practicable after the close of a Performance Period, determine (a) the extent to which the Performance Goals for such Performance Period have been achieved and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of all or any portion of their Performance Awards during the Performance Period.

9.6 Treatment of Performance Awards Earned.  Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been in the employ of the Company or Affiliates continuously from the date of grant until the end of the Performance Period, subject to the exceptions set forth in the Performance Award agreement and in Sections 10 and 12 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of the Performance Awards. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Affiliates continuously during the entire Performance Period for which such Performance Award was granted, except as provided in Sections 10 and 12.

9.7 Subsequent Performance Award Grants.  Following the grant of Performance Awards with respect to a Performance Period, additional Participants may be designated by the Committee for grant of Performance Awards for such Performance Period subject to the same terms and conditions set forth for the initial grants, except that the Committee, in its sole discretion, may reduce the value of the amounts to which subsequent Participants may become entitled, prorated according to reduced time spent during the Performance Period, and the applicable Performance Award agreement shall be modified to reflect such reduction.

9.8 Stockholder Privileges.  No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by a Performance Award until the Participant becomes the holder of record of such Stock.

Section 10

Termination of Employment, Death, Disability, etc.

10.1 Termination of Employment.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or an Affiliate shall be specified in the agreement controlling such Award.

10.2 Termination for Cause.  If the employment of the Participant by the Company is terminated for cause, as determined by the Committee, all Awards to such Participant shall thereafter be void for all purposes. As used in subsections 9.1, 10.2, and 10.3 hereof, “cause” shall mean a gross violation, as determined by the Committee, of the Company’s established policies and procedures, provided that the effect of this subsection 10.2 shall be limited to determining the consequences of a termination and that nothing in this subsection 10.2 shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any employee.

10.3 Performance Awards.  Except as set forth below, each Performance Award shall state that each such Award shall be subject to the condition that the Participant has remained an Eligible Person from the date of grant until the applicable vesting date as follows:

(a) If the Participant voluntarily leaves the employment of the Company or an Affiliates, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Performance Award to such Participant not previously vested shall thereafter be void and forfeited for all purposes.

(b) A Participant shall become vested in all Performance Awards that have met the Performance Goals within the Performance Period on the date the Participant retires from employment with the Company on or after attaining retirement age (which for all purposes of this Plan is determined to be age 65, unless otherwise designated by the Committee at the time the Award is granted), on the date the Participant dies while employed by the Company, or on the date the Participant terminates service with the Company and the Affiliates due to permanent disability (as determined pursuant to the Company’s Long-Term Disability Plan or any successor plan) while employed by the Company. Such Participant shall not become entitled to any payment which may arise due to the occurrence of a Performance Goal after the Participant dies, terminates service due to permanent disability, or retires. Payment shall occur as soon as administratively convenient following the date the Participant dies, terminates service due to permanent disability, or retires, but in no event shall the payment occur later than March 15 in the calendar year immediately following the calendar year in which the Participant died, so terminates service, or retired. If the Participant dies before receiving payment, the payment shall be made to those entitled under the Participant’s will or, if there is no will, to the Participant’s estate.

10.4 Forfeiture Provisions.  Subject to Sections 12 and 14, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) death, (b) permanent disability, or (c) any other circumstances the Committee may determine.

Section 11

Tax Withholding

11.1 Withholding Requirement.  The Company and any Affiliate is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes or social security payments due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax or social security obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis at the discretion of the Committee.

11.2 Withholding Requirement — Stock Options and SARs.  The Company’s obligations to deliver shares of Stock upon the exercise of an Option or SAR shall be subject to the Participant’s satisfaction of all applicable federal, state, and local income and other tax and social security withholding requirements.

At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of required tax withholding, or any part thereof:

(a) by the delivery to the Company or the Administrative Agent of a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares have been held by the Participant for a period of at least six months;

(b) by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares of Stock have been owned by the Participant for a period of at least six months; or

(c) by the Company or the Administrative Agent withholding from the shares of Stock otherwise issuable to the Participant upon exercise of the Option, a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(i) all elections shall be made on or prior to the Exercise Date; and

(ii) all elections shall be irrevocable.

11.3 Section 16 Requirements.  If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock to satisfy such tax withholding obligation.

11.4 Restricted Stock and Performance Award Payment and Tax Withholding.  Each Restricted Stock and Performance Award agreement shall provide that, upon payment of any entitlement under such an Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax and social security withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax and social security laws. The withholding may be deducted from the Award. Any payment under such an Award shall be made in a proportion of cash and shares of Stock, determined by the Committee, such that the cash portion shall be sufficient to cover the withholding amount required by this Section. The cash portion of any payment shall be based on the Fair Market Value of the shares of Stock on the applicable date of vesting to which such tax withholding relates. Such cash portion shall be withheld by the Company to satisfy applicable tax and social security withholding requirements.

Section 12

Change of Control

12.1 In General.  In the event of the occurrence of a Change of Control of the Company:

(a) all outstanding Options shall become automatically vested, without further action by the Committee or the Board, so as to make all such Options fully vested and exercisable as of the date of such change of control;

(b) all unvested Restricted Stock Awards and Restricted Stock Units shall automatically vest. Newly vested Restricted Stock Units shall be converted to Stock and the Participant shall be issued the requisite number of shares, after any withholding under Section 11, as soon as administratively practicable after the Change of Control occurs, unless the Participant had elected to defer Restricted Stock Units to the Deferred Delivery Plan in which case the Participant’s account in the Deferred Delivery Plan shall be credited with deferred Restricted Stock Units as of the date of the Change of Control;

(c) assuming the achievement of a Performance Goal, the entitlement to receive cash and Stock under any outstanding Performance Award grants shall vest automatically, without further action by the Committee or the Board, and shall become payable as follows:

(i) If such Change of Control occurs subsequent to the achievement of a Performance Goal, any remainder of such payout amount shall vest as of the date of such Change of Control and shall be paid by the Company to the Participant within thirty (30) days of the date of such Change of Control in the manner set out in subsection 12.1 hereof.

(ii) If the achievement of a Performance Goal occurs subsequent to the date of a Change of Control, the applicable payout amount shall vest in full for which the Performance Period has not yet ended and shall be paid by the Company to the Participant within thirty (30) days after the Performance Goal is reached. The payment will occur only if the Participant is employed at the time that the Performance Goal is reached or if the Performance Goal is reached after the Participant was terminated for any reason (or without reason) after the Change of Control.

(d) Notwithstanding subsections (a), (b), and (c), if any Award is subject to Internal Revenue Code Section 409A, vesting shall occur as of the Change of Control, but payment shall not occur until the earlier of (x) the date payment would have been due if the Change of Control had not occurred or (y) the date that the Change of Control constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Internal Revenue Code Section 409A(a)(2)(A)(v).

Section 13

Reorganization or Liquidation

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, then the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Awards make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable with respect to the Stock. Additionally, upon the occurrence of such an event and provided that a Performance Goal has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the entitlement to receive cash and Stock under outstanding Awards so that all such existing entitlements are paid prior to any such event. If a Performance Goal has not yet been attained, the Committee in its discretion may make equitable payment or adjustment.

In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of an agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change of Control or an event described in this Section 13, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control or such event in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of a share of Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-share Option Price or grant price of SARs, as applicable to the Award, multiplied by the number of shares subject to such Award, or the applicable portion thereof.

Section 14

Rights of Employees and Participants

14.1 Employment.  Neither anything contained in the Plan or any agreement nor the granting of any Award under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, at any time, to terminate such employment or to increase or decrease the level of the Participant’s compensation from the level in existence at the time of the Award.

An Eligible Person who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

14.2 Non-transferability.  Except as otherwise determined at any time by the Committee as to any Awards other than ISOs, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, bankruptcy, or court order; provided that the Committee may permit further transferability of Awards other than ISOs, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Restriction Period; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. In the event of a Participant’s death, a Participant’s rights and interests in any Award as set forth in an Award agreement, shall be transferable by testamentary will or the laws of descent and distribution, and payment of any entitlements due under the Plan shall be made to the Participant’s legal representatives, heirs, or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. If any individual entitled to payment or to exercise rights with respect to the Plan is a minor, the Committee shall cause the payment to be made to (or the right to be exercised by) the custodian or representative who, under the state law of the minor’s domicile, is authorized to act on behalf of the minor or is authorized to receive funds on behalf of the minor. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. A Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue shares of Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 14.2 shall be void and unenforceable against the Company.

14.3 Noncompliance with Internal Revenue Code Section 409A.  If an Award is subject to the requirements of Internal Revenue Code Section 409A, to the extent that the Company or an Affiliate takes any action that causes a violation of Internal Revenue Code Section 409A or fails to take reasonable actions required to comply with Internal Revenue Code Section 409A, in each case as determined by the Committee, the Company shall pay an additional amount to the Participant (or beneficiary) equal to the additional income tax imposed pursuant to Internal Revenue Code Section 409A on the Participant as a result of such violation, plus any taxes imposed on this additional payment.

Section 15

Other Employee Benefits

The amount of any income deemed to be received by a Participant as a result of the payment under an Award or exercise shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, or salary continuation plan.

Section 16

Amendment, Modification, and Termination

The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan, and the Committee or the Board may, to the extent permitted by the Plan, from time to time amend or modify the terms of any Award theretofore granted, including any Award agreement, in each case, retroactively or prospectively; provided, however, that no amendment or modification of the Plan may become effective without approval of the amendment or modification by the Company’s stockholders if stockholder approval is required to enable the Plan to satisfy an applicable statutory or regulatory requirements, unless the Company, on the advice of outside counsel, determines that stockholder approval is not necessary.

Notwithstanding any other provision of this Plan, no amendment, modification, or termination of the Plan or any Award shall adversely affect the previously accrued material rights or benefits of a Participant under any outstanding Award theretofore awarded under the Plan, without the consent of such Participant holding such Award, except to the extent necessary to avoid a violation of Internal Revenue Code Section 409A or the Board or the Committee determines, on advice of outside counsel or the Company’s independent accountants, that such amendment or modification is required for the Company, the Plan, or the Award to satisfy, comply with, or meet the requirements of any law, regulation, listing rule, or accounting standard applicable to the Company.

The Committee shall have the authority to adopt (without the necessity for further stockholder approval) such modifications, procedures, and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

Section 17

Requirements of Law

17.1 Requirements of Law.  The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment under an Award, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

17.2 Section 16 Requirements.  If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Exchange Act, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

17.3 Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

Section 18

Duration of the Plan

The Plan shall terminate on the ten year anniversary of the Effective Date. No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all Awards outstanding when the Plan terminates.

Dated: February 8, 2007

ATTEST:	APACHE CORPORATION

/s/ Cheri L. Peper	By: /s/ Jeffrey M. Bender
Cheri L. Peper	Jeffrey M. Bender
Corporate Secretary	Vice President

APACHE CORPORATION 2007 OMNIBUS EQUITY COMPENSATION PLAN
UK Sub-Plan

This Schedule (the “UK Sub-Plan”) shall require HMRC approval under paragraph 28 of Schedule 4. Options granted under the UK Sub-Plan shall be governed by the provisions of the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”), subject to the amendments and additions set out below.

1.	Purpose of the UK Sub-Plan

The purpose of the UK Sub-Plan is to enable tax advantaged Options to be granted to Eligible Employees (as defined below) in the United Kingdom. In the event of any conflict between the Plan and the UK Sub-Plan, the provisions of the UK Sub-Plan shall prevail in respect to Options granted under the UK Sub-Plan.

2.	Definitions and Interpretation

2.1 Capitalised terms used in the UK Sub-Plan shall have the meanings given to them in the Plan, except where defined below, when they shall have the meanings given to them below.

“Act” means the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom;

“Approved Market Value” means the per share closing price of the Stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed at any time, the market value of a share of the Stock as determined in accordance with the provisions of part VIII Taxation of Chargeable Gains Act 1992 of the United Kingdom and agreed for the purposes of the UK Sub-Plan with Shares Valuation of HMRC on or before that date. Where necessary, the market value of a share of the Stock shall be converted from US Dollars into Pounds Sterling at the closing exchange rate on the Date of Grant taken from the Wall Street Journal;

“Associated Company” has the meaning assigned to it in paragraph 35(1) of Schedule 4;

“Control” has the meaning given to it by Section 719 of the Act and “Controlled” shall be construed accordingly;

“Eligible Employee” means any director of a Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company;

“HMRC” means Her Majesty’s Revenue & Customs of the United Kingdom;

“Option” means a stock option granted under the UK Sub-Plan to a Participant to acquire Shares in accordance with the UK Sub-Plan as evidenced by the issue of a Stock Option Agreement;

“Participant” means an Eligible Employee who has been granted an Option under the UK Sub-Plan;

“Participating Companies” are the Company and all subsidiaries which are Controlled by the Company, which have been nominated by the Committee to participate for the time being in the UK Sub-Plan;

“Schedule 4” means Schedule 4 to the Act;

“Share” means a share of U.S. $ •  par value Common Stock of the Company which complies with provisions of paragraphs 16 to 20 of Schedule 4; and

“UK Companies Act” means the Companies Act 1985 of the United Kingdom.

2.2 References to Paragraphs, unless otherwise indicated, are references to paragraphs of this UK Sub-Plan and references to Sections are references to Sections of the Plan.

3.	Grant of Options

3.1 Only Options may be granted under the UK Sub-Plan.

3.2 Only Eligible Employees may participate in the UK Sub-Plan.

3.3 In no event shall the Option Price be less than Approved Market Value on the date the Option is granted.

3.4 While the Committee may grant Options subject to terms and conditions as described in Section 9.1, such conditions must be stated at the time the Option is granted. Any performance conditions must be objective and may be waived or amended if an event happens which causes the Committee, acting fairly and reasonably, to consider that the performance conditions could not be fairly or reasonably met, provided that any amended performance condition should be no more difficult to satisfy than the original condition.

3.5 The number of Shares over which an Option may be granted to any Eligible Employee shall be limited and take effect so that the aggregate Approved Market Value at the relevant dates of grant of Shares over which Options have been granted and are outstanding at any time under the UK Sub-Plan and under any other HMRC approved discretionary share option plan operated by the Company or by any Associated Company shall not exceed £30,000 (or such other amount as may from time to time be permitted under paragraph 6(1) of Schedule 4).

3.6 No Option will be granted to an Eligible Employee under the UK Sub-Plan if at that time the Eligible Employee is excluded from participating in the UK Sub-Plan by virtue of paragraph 9 of Schedule 4.

4.	Exercise of Options

4.1 Upon exercise of an Option, the Company shall allot or transfer Shares to the Participant within 30 days of the date such an Option is exercised. The Shares shall rank pari passu with other issued Shares of the same class and shall be acquired subject to the Company’s statutes and bylaws.

4.2 Upon the exercise of an Option, payment may be made in one of the ways specified in Section 6.2(g)(iv)(A), (B) or (E); provided that any broker arrangement made for the purposes of (E) must have been previously agreed with HMRC.

4.3 The date of exercise shall be the date the Company receives a written notice of exercise together with the aggregate Option Price in accordance with the Stock Option Agreement. The Participant’s obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice pursuant to Section 6.2(g)(i). For the avoidance of doubt, the Option Price may not be paid on the exercise of an Option in installments or in the form of shares or other securities.

4.4 Notwithstanding Sections 11.1 and 11.4, a Participant will be given the opportunity to pay any tax and social security withholding from his own resources either by deduction from salary or other means.

4.5 No Option may be exercised by the Participant if at that time the Participant is excluded from participating in the UK Sub-Plan by virtue of paragraph 9 of Schedule 4.

5.	Adjustments or Reductions of Option Price

5.1 For the purposes of the UK Sub-Plan, no adjustment pursuant to Section 4.4 shall be made to any Option which has been granted under the UK Sub-Plan unless such adjustment would be permitted under paragraph 22 of Schedule 4 and where so permitted no such adjustment shall take effect until such alteration or amendment has been approved by HMRC.

5.2 The following provisions of the Plan shall not apply to Options granted under the UK Sub-Plan.

(a) In Section 4.4 (Adjustments for Stock Split, Stock Dividend, Etc.), the words: “or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock,” and the words “combination, reclassification” and the words “rights and privileges” in the eighth line of Section 4.4;

(b) Section 4.5 (Other Changes in Stock);

(c) In Section 4.7 (General Adjustment Rules), the words “or substitution” and substitution or” wherever they appear;

(d) Section 8.7 (Dividend Equivalents);

(e) In Section 13 (Reorganization or Liquidation), the words:

“the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock. Additionally,”

(f) In Section 14.2, the words “by will or pursuant to the laws of descent and distribution” shall be deleted and replaced with the words “to the Participant’s legal representatives upon his death.”; and

(g) In Section 14.2 (Nontransferability) the words “by testamentary will or the laws of descent and distribution” and the words “heirs or legatees”, and the whole of the last sentence.

6.	Exchange of Options

6.1 This Paragraph 6 applies if a company (the “Acquiring Company”):

(a) obtains Control of the Company as a result of making a general offer to acquire:

(i) the whole of the ordinary issued shares of common stock in the capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

(ii) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(b) obtains Control of the Company under a compromise or arrangement sanctioned by the court under the Delaware statutory equivalent of section 425 of the UK Companies Act and agreed in advance by HMRC to be equivalent; or

(c) becomes bound or entitled to acquire Shares under the Delaware Statutory equivalent of sections 428 to 430F of the UK Companies Act and agreed in advance by the Inland Revenue to be equivalent.

6.2 On the occurrence of any of the events described in Paragraph 6.1, a Participant may, during the period specified in Paragraph 6.3 below, agree with the Acquiring Company to release his Option (“Old Option”) in consideration of the grant to him of a new option (“New Option”). The New Option must be equivalent to the Old Option within the meaning of paragraph 27(4) of Schedule 4. It will be an option to acquire shares in the Acquiring Company or some other company falling within paragraph 16(b) or paragraph 16(c) of Schedule 4.

6.3 The period referred to in Paragraph 6.2 is:

(a) in a case falling within Paragraph 6.1(a), 6 months starting with the time when the Acquiring Company obtains Control of the Company and any condition subject to which the offer is made is satisfied;

(b) in a case falling within Paragraph 6.1(b), 6 months starting with the time when the court sanctions the compromise or arrangement;

(c) in a case falling within Paragraph 6.1(c), the period during which the Acquiring Company remains so bound or entitled.

6.4 Where a Participant is granted a New Option for release of his Old Option as described in this Paragraph 6, then

(a) the New Option will be treated as having been acquired at the same time as the Old Option and be exercisable in the same manner and at the same time as the Old Option;

(b) the New Option will be subject to the provisions of the Plan and this UK Sub-Plan as it had effect in relation to the Old Option immediately before the release; and

(c) with effect from the release and grant, the provisions of the Plan and the UK Sub-Plan will be construed, in relation to the New Option, as if references to Shares were references to shares over which the New Option is granted, and references to the Company were references to the Acquiring Company.

7.	Amendments

7.1 Notwithstanding Section 16, no alterations or amendments to any provision of the Plan or the UK Sub-Plan where such shall take effect in relation to Options granted or to be granted under the UK Sub-Plan until such alteration or amendment has been approved by HMRC, unless the relevant provision is not necessary in order to meet the requirements of Schedule 4.

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

MAY 2, 2007

AND PROXY STATEMENT

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

APACHE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 2, 2007
10:00 a.m.
Hilton Houston Post Oak
2001 Post Oak Boulevard
Houston, Texas
If you would like to access the proxy materials electronically next year go to the following consent site address: http://www.econsent.com/apa/

APACHE CORPORATION — 2007 PROXY
This proxy is solicited on behalf of the board of directors
for use at the Annual Meeting on May 2, 2007.
By signing this proxy, you revoke all prior proxies and appoint Randolph M. Ferlic, John A. Kocur, and George D. Lawrence as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held May 2, 2007, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 13, 2007.
This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” APPROVAL OF THE 2007 OMNIBUS EQUITY COMPENSATION PLAN, AND “AGAINST” THE STOCKHOLDER PROPOSAL.
For participants in the Apache 401(k) Savings Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by April 30, 2007, the shares credited to your account will be voted in proportion to directions received by Fidelity, the plan trustee.
See reverse side for voting instructions

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Telephone and internet voting are QUICK, EASY and IMMEDIATE.

1. VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965	2. VOTE BY INTERNET — http://www.eproxy.com/apa/
•	Use any touch-tone telephone or the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (central time) on May 1, 2007.

•	Please have available your proxy card and the last 4-digits of your U.S. Social Security Number or the Tax Identification Number for this account.

•	Follow the simple instructions provided.
3. IF YOU CHOOSE INSTEAD TO VOTE BY MAIL:
Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Apache Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Telephone or Internet, please do not mail your Proxy Card
The Board of Directors Recommends a Vote FOR Items 1 through 5.

Items 1 - 4.	Election of directors — director nominees:

01	Eugene C. Fiedorek	__ For	__ Against	__ Abstain
02	Patricia Albjerg Graham	__ For	__ Against	__ Abstain
03	F. H. Merelli	__ For	__ Against	__ Abstain
04	Raymond Plank	__ For	__ Against	__ Abstain

Item 5.	Approval of 2007 Omnibus Equity Compensation Plan	___ For	___ Against	___ Abstain
The Board of Directors Recommends a Vote AGAINST Item 6.

Item 6.	Stockholder proposal concerning reimbursement of proxy expenses	__ For	__ Against	__ Abstain

Item 7.	The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 through 5, and AGAINST ITEM 6.

Address Change? Mark Box ___	Date

Indicate change below:

Signature(s) In Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.